UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2017

Fellow Stockholders:

I invite you to join me, our board of directors, and members of our senior management team at our Annual Meeting of Stockholders at 11 a.m., Central Daylight Saving Time, on May 9, 2017, at 909 Airport Road in Bismarck, North Dakota.

In addition to the business that will be conducted at the meeting, I will explain some of the significant, positive changes we made at MDU Resources Group in 2016. During the year, we streamlined our operations into two lines of business: regulated energy delivery and construction materials and services. We reduced our exposure to commodity price volatility by completing the sale of our oil and natural gas exploration and production assets and by selling our interests in a diesel refinery and in a natural gas processing plant both located in North Dakota.

With a business presence in 48 states, we remain committed to Building a Strong America.® Our continuing businesses performed well in 2016, providing a 32 percent increase in earnings per share. We delivered a total stockholder return of 62 percent for the year, including increasing our dividend for the 26th consecutive year.

Another positive change we made this year is to our proxy statement. We simplified the proxy statement to what we believe is an easier-to-read format, while still adhering to regulations that outline what information we must provide to stockholders. Our goal is to make it easier for you to understand MDU Resources Group’s governance and how we tie the company’s results to executive compensation. We also hope the proxy statement more clearly describes the business we will conduct at our annual meeting.

We have streamlined our annual report and proxy statement delivery process this year as well, moving to a notice-and-access model of providing the report. You likely received notice in the mail that you can vote your shares and view our annual report and proxy statement online, along with instructions on how to request a printed copy if you would like one.

I look forward to you joining us on May 9. Even if you are not able to attend the annual meeting, your vote is important to us. Please follow the instructions on your proxy card to vote and make sure your shares are represented.

We appreciate your continued investment in MDU Resources Group.

Sincerely yours,

David L. Goodin
President and Chief Executive Officer

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU RESOURCES GROUP, INC.
1200 West Century Avenue
Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2017
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 9, 2017
The 2017 Notice of Annual Meeting and Proxy Statement and 2016 Annual Report
to Stockholders are available at www.mdu.com/proxymaterials.

March 24, 2017
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota, on Tuesday, May 9, 2017, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

(1)	Election of directors;

(2)	Advisory vote to approve the frequency of the vote to approve the compensation paid to the company’s named executive officers;

(3)	Advisory vote to approve the compensation paid to the company’s named executive officers;

(4)	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2017;

(5)	Advisory vote to approve an amendment to the company’s bylaws to adopt an exclusive forum for internal corporate claims; and

(6)	Transaction of any other business that may properly come before the meeting or any adjournment(s) thereof.
The board of directors has set the close of business on March 10, 2017, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. We expect to begin mailing the Notice of Availability of Proxy Materials (Notice) on or about March 24, 2017. The Notice will contain basic information about the annual meeting and instructions on how to view our proxy materials, and vote electronically, on the Internet. Stockholders who do not receive the Notice will receive a paper copy of our proxy materials, which will be sent on or about March 30, 2017.
All stockholders as of the record date of March 10, 2017, are cordially invited and urged to attend the meeting in person. Registered stockholders who receive a full set of proxy materials will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Registered stockholders who receive a notice regarding the availability of proxy materials and stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead: (1) call (701) 530-1000 to request an admission ticket(s); (2) if shares are held in the name of a bank or broker, obtain a statement from their bank or broker showing proof of stock ownership as of March 10, 2017; and (3) present their admission ticket(s), the stock ownership statement, and photo identification, such as a driver’s license, at the annual meeting.
.

By order of the Board of Directors,

Daniel S. Kuntz
Secretary

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

TABLE OF CONTENTS
	Page		Page
PROXY STATEMENT SUMMARY	1
BOARD OF DIRECTORS		EXECUTIVE COMPENSATION (continued)
Item 1. Election of Directors	6	Executive Compensation Tables	38
Director Nominees	6	Summary Compensation Table	38
CORPORATE GOVERNANCE		Grants of Plan-Based Awards	39
Director Independence	12	Outstanding Equity Awards at Fiscal Year-End	41
Stockholder Engagement	12	Option Exercises and Stock Vested	41
Board Leadership Structure	12	Pension Benefits	42
Board’s Role in Risk Oversight	13	Nonqualified Deferred Compensation	44
Board Meetings and Committees	13	Potential Payments Upon Termination or
Narrative Disclosure of our Compensation		Change of Control	45
Policies and Practices	16	AUDIT MATTERS
Stockholder Communications with the Board	17	Item 4. Ratification of the Appointment of
Additional Governance Features	17	Deloitte & Touche LLP as the Company’s Independent
Corporate Governance Materials	18	Registered Public Accounting Firm for 2017	48
Related Person Transaction Disclosure	18	Annual Evaluation and Selection of Deloitte &
COMPENSATION OF NON-EMPLOYEE DIRECTORS		Touche LLP	48
Director Compensation	19	Audit Fees and Non-Audit Fees	49
SECURITY OWNERSHIP		Policy on Audit Committee Pre-Approval of Audit
Security Ownership Table	20	and Permissible Non-Audit Services of the
Section 16 Compliance	21	Independent Registered Public Accounting Firm	49
EXECUTIVE COMPENSATION		Audit Committee Report	50
Item 2. Advisory Vote to Approve the Frequency of the		OTHER MATTERS
Vote to Approve the Compensation Paid to the		Item 5. Advisory Vote to Approve an Amendment to
Company’s Named Executive Officers	22	the Company’s Bylaws to Adopt an Exclusive Forum for
Item 3. Advisory Vote to Approve the Compensation		Internal Corporate Claims	51
Paid to the Company’s Named Executive Officers	23	INFORMATION ABOUT THE ANNUAL MEETING
Information Concerning Executive Officers	24	Who Can Vote	53
Compensation Discussion and Analysis	25	Notice and Access	53
Executive Summary	25	How to Vote	53
2016 Compensation Framework	29	Revoking Your Proxy	53
2016 Compensation for our Named		Discretionary Voting Authority	54
Executive Officers	30	Voting Standards	54
Other Benefits	35	Proxy Solicitation	55
Compensation Governance	36	Electronic Delivery of Proxy Statement	55
Compensation Committee Report	37	Householding of Proxy Materials	55
		MDU Resources Group, Inc. 401(k) Plan	55
		Annual Meeting Admission	55
		Conduct of the Meeting	56
		Stockholder Proposals, Director Nominations, and
		Other Items of Business	56
		EXHIBIT A
		Amendment to the Bylaws	A-1

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT SUMMARY
To assist you in reviewing the company’s 2016 performance and voting your shares, we call your attention to key elements of our 2017 Proxy Statement and our 2016 Annual Report to Stockholders. The following is only a summary and does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information about these topics, please review the complete Proxy Statement and our 2016 Annual Report to Stockholders.

Meeting Information	Summary of Stockholder Voting Matters
			Board Vote Recommendation
Time and Date:	Voting Matters			See Page
11:00 a.m. Central Daylight Saving Time (CDT)Tuesday, May 9, 2017	Item 1 -	Election of Directors	FOR each nominee	6
	Item 2 -	Advisory Vote to Approve the Frequency of the Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR ONE YEAR	22
Place:	Item 3 -	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	23
MDU Service Center 909 Airport Road Bismarck, ND
	Item 4 -	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017	FOR	48
	Item 5 -	Advisory Vote to Approve an Amendment to the Company’s Bylaws to Adopt an Exclusive Forum for Internal Corporate Claims	FOR	51

Corporate Governance Highlights
MDU Resources Group, Inc. is committed to strong corporate governance practices. The following highlights our corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Annual Election of All Directors	✓	All Three Standing Committees Consist of Independent Directors
✓	Majority Voting for Directors	✓	Active Investor Outreach Program
✓	Separate Chairman and CEO	✓	Stock Ownership Requirements for Directors and Executives
✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Meeting	✓	Anti-Hedging and Anti-Pledging Policies
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Code of Business Conduct and Ethics for Directors, Officers, and Employees
✓	All Directors are Independent Other Than our CEO	✓	Annual Advisory Approval on Executive Compensation

MDU Resources Group, Inc. Proxy Statement 1

Proxy Statement

Business Performance Highlights
Our overall performance in 2016 was consistent with our long-term strategy as we executed on priorities to reduce our risk to oil and natural gas commodity price fluctuations and focus on our regulated energy delivery and construction materials and services business segments. In 2016, we accomplished:

●
The sale of Dakota Prairie Refining, LLC in June, the completion of the sale of our oil and gas exploration and production business assets in April, and the sale of our interest in the Pronghorn natural gas processing plant in January 2017 reduced the company’s risk by decreasing its exposure to commodity price fluctuations.

●	Our construction materials & contracting segment achieved record earnings, and its backlog at December 31, 2016, was $538 million compared to $491 million a year earlier.
●	Earnings from our construction services segment were up 43%, to $33.9 million, on 16% revenue growth.
●
We acquired the Thunder Spirit wind farm providing an additional 107.5 megawatts of renewable generation. We also signed an agreement in 2016 to purchase power from an expansion of the Thunder Spirit wind farm which includes an option to buy the expansion at the completion of construction. This will bring the total capacity of the Thunder Spirit wind farm to 150 megawatts which will increase the company’s nameplate electric renewable generation portfolio to 27%.

●	Our electric & natural gas distribution segment achieved regulatory relief of an additional $32.7 million in final implemented rates in 2016 through February 2017.
●
We, along with a partner, began construction of approximately 160-miles of 345 kilovolt electric transmission line which will facilitate delivery of renewable wind energy from North Dakota to eastern markets.

●
Our pipeline & midstream segment secured sufficient capacity commitments and started survey work on a 38-mile transmission pipeline that will deliver natural gas supply to eastern North Dakota and far western Minnesota. Following receipt of necessary permits and regulatory approvals, construction is expected to start in early 2018 and be complete late that year. This segment also signed agreements for and completed construction of other natural gas transmission pipeline projects.

●
Our construction services segment constructed and sold a large scale solar project in Nevada. This segment also completed a 135-mile 345-kilovolt electric transmission line project which was the largest transmission construction project ever completed by the construction services segment.

●	Our pipeline & midstream segment experienced a 59% increase in natural gas storage levels.
With our accomplishments in 2016, we are optimistic about the company’s future financial performance. The charts below show our progress over the last five years.

2 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

2016 Financial Performance Highlights
●
Strong year-over-year performance from continuing operations resulted in an increase in earnings per share from continuing operations to $1.19 per share compared to $0.90 per share in 2015, an increase of 32%

	○	Electric & natural gas distribution segment earnings increased by 16%
	○	Pipeline & midstream segment earnings increased by 77%
	○	Construction materials & contracting segment earnings increased by 15%
	○	Construction services segment earnings increased by 43%
●	Return of stockholder value through the dividend
	○	Increased dividend for 26th straight year
	○	Paid uninterrupted dividend for 79th straight year
●	Improved credit rating outlook from Standard & Poor’s (S&P) from negative to stable
	○	BBB+ credit ratings with stable outlooks from both S&P and Fitch Ratings
●	Stock price increased from $18.32 per share on December 31, 2015, to $28.77 per share on December 31, 2016, reflecting appreciation of 57%
●	One year total stockholder return of 62% including our dividends
* The calculation of Total Annual Stockholder Return assumes the reinvestment of dividends in additional shares of common stock.

MDU Resources Group, Inc. Proxy Statement 3

Proxy Statement

26 Years	Dividends Paid	79 Years
$692 Million
of Consecutive		of Uninterrupted
Dividend Increases	Over the Last 5 Years	Dividend Payments

Compensation Highlights
Executive compensation at the company is focused on performance. Our compensation program is structured to strongly align compensation with the company’s performance with a substantial portion of our executive compensation based upon performance incentive awards.

●	Over 76% of our chief executive officer’s target compensation and 61% of our other named executive officers’ target compensation is performance based.
●	100% of annual incentive compensation and 100% of long-term incentive compensation are tied to performance against pre-established, specific, measurable financial and operational goals.
●	We require all executive officers to own a significant amount of company stock based upon a multiple of their base salary.
2016 Named Executive Officer Target Pay Mix

●
With the exception of the president of our construction materials & contracting segment, which achieved record earnings in 2015, base salaries for our named executive officers were frozen in 2016 following a challenging year in 2015 as a result of impairments at our exploration & production segment, which has since been sold.

●	Annual incentive award payout to our CEO for 2016, which was based upon the strong performance at all four of our business units, was 139.8% of his annual incentive target.
●
Long-term incentive award payouts in 2017 for the 2014-2016 performance cycle were at 68% of target based upon total stockholder return at the 40th percentile of our peers over the performance cycle reflecting a challenging operating environment in 2014 and 2015.

4 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Key Features of our Executive Compensation Program

What We Do

☑	Pay for Performance - All annual and long-term incentives are performance-based and tied to performance measures set by the compensation committee.
☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects the executive’s performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, and the economic environment of the executive’s business segment.

☑	Annual Compensation Risk Analysis - We regularly analyze the risks related to our compensation programs and conduct a broad risk assessment annually.
☑
Stock Ownership & Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. The executive officers must retain at least 50% of the net after tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment.

☑
Clawback Policy - If the company’s audited financial statements are restated, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to company executive officers within the last three years.

What We Don’t Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Perquisites - Executives do not receive perquisites which materially differ from those available to employees in general.
☒	Tax Gross-ups - Executive officers do not receive tax gross-ups on any compensation.
☒	Hedge or Pledge Stock - Executives and directors are not allowed to hedge or pledge company securities.
☒	No Time Based Awards - All long-term incentives are performance-based and vest only upon the achievement of specific performance measures.

MDU Resources Group, Inc. Proxy Statement 5

Proxy Statement

BOARD OF DIRECTORS
ITEM 1. ELECTION OF DIRECTORS
The nominating and governance committee of the board, reflecting the criteria for election to the board, identifies and reviews possible candidates for the board and recommends the nominees for directors to the board for approval. The committee considers and evaluates suggestions from many sources, including stockholders, regarding possible candidates for directors. Additional information on our board composition and director nomination process is further discussed in our Proxy Statement under “Nominating and Governance Committee” in the section entitled “Corporate Governance.”
All nominees for director are nominated to serve one-year terms until the annual meeting of stockholders in 2018 and their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death.
We have provided information below about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, business experience, and service on other boards of directors, including any other directorships on boards of public companies. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director of MDU Resources Group, Inc. at the time we file our Proxy Statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of MDU Resources Group, Inc.
Director Nominees

	Thomas Everist Age 67	Independent Director Since 1995 Compensation Committee	Other Current Public Boards: --Raven Industries, Inc.
Mr. Everist has more than 43 years of business experience in the construction materials and aggregate mining industry. He has business leadership and management experience serving as president and chairman of his companies for over 29 years. Mr. Everist also has experience serving as a director and chairman of another public company, which enhances his contributions to our board.

Career Highlights
•
President and chairman of The Everist Company, Sioux Falls, South Dakota, an investment and land development company, since April 2002. Prior to January 2017, The Everist Company was engaged in aggregate, concrete, and asphalt production.

•
Managing member of South Maryland Creek Ranch, LLC, a land development company; president of SMCR, Inc., an investment company, since June 2006; and managing member of MCR Builders, LLC, which provides residential building services to South Maryland Creek Ranch, LLC, since November 2014.

•
Director and chairman of the board of Everist Health, Inc., Ann Arbor, Michigan, which provides solutions for personalized medicines, since 2002, and chief executive officer from August 2012 to December 2012.

•	President and chairman of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 2002.
Other Leadership Experience
•
Director of publicly traded Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films, since 1996, and chairman of the board since April 2009.

•	Director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer, since January 2000.
•	Director of Bell, Inc., Sioux Falls, South Dakota, a manufacturer of folding cartons and packages, since April 2011.
•	Director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, from July 2010 through October 2011 when it was acquired by Everist Genomics, Inc.
•	Member of the South Dakota Investment Council, the state agency responsible for prudently investing state funds, from July 2001 to June 2006.
Education
•	Bachelor’s degree in mechanical engineering and a master’s degree in construction management from Stanford University.

6 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Karen B. Fagg Age 63	Independent Director Since 2005 Compensation Committee Nominating and Governance Committee
Ms. Fagg brings experience to our board in construction and engineering, energy, and the responsible development of natural resources, which are all important aspects of our business. In addition to her industry experience, Ms. Fagg has over 20 years of business leadership and management experience, including over eight years as president, chief executive officer, and chairman of her own company, as well as knowledge and experience acquired through her service on a number of Montana state and community boards.

Career Highlights
•	Vice president of DOWL LLC, d/b/a DOWL HKM, an engineering and design firm, from April 2008 until her retirement on December 31, 2011.
•
President of HKM Engineering, Inc., Billings, Montana, an engineering and physical science services firm, from April 1, 1995 to June 2000, and chairman, chief executive officer, and majority owner from June 2000 through March 2008. HKM Engineering, Inc. merged with DOWL LLC on April 1, 2008.

•
Employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and vice president of operations and corporate development director from 1993 to April 1995.

•
Director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs, for a four-year term from 1989 through 1992.

Other Leadership Experience
•	Board member of St. Vincent’s Healthcare since January 2016 and previously from October 2003 until October 2009, including a term as chair.
•
Former member of several state and community boards, including the First Interstate BancSystem Foundation, from June 2013 to 2016; the Montana Justice Foundation, whose mission is to achieve equal access to justice for all Montanans through effective funding and leadership, from 2013 into 2015; Board of Trustees of Carroll College from 2005 through 2010; Montana Board of Investments, the state agency responsible for prudently investing state funds, from 2002 through 2006; Montana State University’s Advanced Technology Park from 2001 to 2005; and Deaconess Billings Clinic Health System from 1994 to 2002.

Education
•	Bachelor’s degree in mathematics from Carroll College in Helena, Montana.

	David L. Goodin Age 55	Director Since 2013 President and Chief Executive Officer
As chief executive officer of MDU Resources Group, Inc., Mr. Goodin is the only officer of the company that serves on our board. With over 33 years of significant, hands-on experience at our company, Mr. Goodin’s long history and deep knowledge and understanding of MDU Resources Group, Inc., its operating companies, and its lines of business bring continuity to the board.

Career Highlights
•	President and chief executive officer and a director of the company since January 4, 2013.
•	Prior to January 4, 2013, served as chief executive officer and president of Intermountain Gas Company, Cascade Natural Gas Corporation, Montana-Dakota Utilities Co., and Great Plains Natural Gas Co.
•
Began his career in 1983 at Montana-Dakota Utilities Co. as a division electrical engineer and served in positions of increasing responsibility until 2007 when he was named president of Cascade Natural Gas Corporation; positions included division electric superintendent, electric systems manager, vice president-operations, and executive vice president-operations and acquisitions.

Other Leadership Experience
•	Member of the U.S. Bancorp Western North Dakota Advisory Board since January 2013.
•	Director of Sanford Bismarck, an integrated health system dedicated to the work of health and healing, and Sanford Living Center, since January 2011.
•
Former board member of several industry associations, including the American Gas Association, the Edison Electric Institute, the North Central Electric Association, the Midwest ENERGY Association, and the North Dakota Lignite Energy Council.

Education
•	Bachelor of science degree in electrical and electronics engineering from North Dakota State University.
•	Masters in business administration from the University of North Dakota.
•	The Advanced Management Program at Harvard School of Business.
•	Registered professional engineer in North Dakota.

MDU Resources Group, Inc. Proxy Statement 7

Proxy Statement

	Mark A. Hellerstein Age 64	Independent Director Since 2013 Audit Committee
Mr. Hellerstein has extensive business experience in the energy industry as a result of his 17 years of senior management experience and service as board chairman of St. Mary Land & Exploration Company (now SM Energy Company). As a certified public accountant, on inactive status, with extensive financial experience as a result of his employment as chief financial officer with several companies, including public companies, Mr. Hellerstein contributes significant finance and accounting knowledge to our board and audit committee.

Career Highlights
•
Chief executive officer of St. Mary Land & Exploration Company (now SM Energy Company), an energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids, from 1995 until February 2007; president from 1992 until June 2006; and executive vice president and chief financial officer from 1991 until 1992. He was first elected to the board of St. Mary in 1992 and served as chairman of the board from 2002 until May 2009.

•
Several positions prior to joining St. Mary in 1991, including chief financial officer of CoCa Mines Inc., which mined and extracted minerals from lands previously held by the public through the Bureau of Land Management; American Golf Corporation, which manages and owns golf courses in the United States; and Worldwide Energy Corporation, an oil and gas acquisition, exploration, development, and production company with operations in the United States and Canada.

Other Leadership Experience
•	Director of Transocean Inc., a leading provider of offshore drilling services for oil and gas wells, from December 2006 to November 2007.
•
Director of the Denver Children’s Advocacy Center, whose mission is to provide a continuum of care for traumatized children and their families, from August 2006 until December 2011, including chairman for the last three years.

Education and Professional
•	Bachelor’s degree in accounting from the University of Colorado.
•	Certified public accountant, on inactive status.

	A. Bart Holaday Age 74	Independent Director Since 2008 Audit Committee Nominating and Governance Committee
Mr. Holaday has extensive business knowledge and experience in the energy and financial management industries. Mr. Holaday brings to the board extensive finance and investment experience, as well as business development skills, through his senior management experience with investment funds and energy companies. Mr. Holaday is also a chartered financial analyst.

Career Highlights
•	President and owner of Dakota Renewable Energy Fund, LLC, which invests in small companies in North Dakota, since August 2007.
•	Head of the Private Markets Group of UBS Asset Management and its predecessor entities, managing more than $19 billion in investments, from December 1985 until retirement in 2001.
•	Vice president and principal of the InnoVen Venture Capital Group, a venture capital investment firm, from 1983 through 1985.
•	Founder and president of Tenax Oil and Gas Corporation, an onshore Gulf Coast exploration and production company, from 1980 through 1982.
•	Four years of senior management experience with Gulf Oil Corporation, a global energy and petrochemical company.
•	Eight years of senior management experience with the federal government, including the Department of Defense, Department of the Interior, and the Federal Energy Administration.
Other Leadership Experience
•	Member of the investment advisory board of Commons Capital LLC, a venture capital firm, since 1999.
•
Director of Hull Investments, LLC, a private entity firm that combines nonprofit activities and investments, since August 2011; Alerus Financial, a financial services company, since September 2007; and Adams Street Partners, LLC, a private equity investment firm, from January 2001 to March 2017.

•	Former member of the U.S. Securities and Exchange Commission advisory committee on the regulation of capital markets.
Education and Professional
•	Bachelor’s degree in engineering sciences from the U.S. Air Force Academy.
•	Rhodes Scholar, earning a bachelor’s degree and a master’s degree in politics, philosophy, and economics from Oxford University.
•	Law degree from George Washington Law School.
•	Honorary Doctor of Letters from the University of North Dakota.
•	Chartered Financial Analyst.

8 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Dennis W. Johnson Age 67	Independent Director Since 2001 Audit Committee
Mr. Johnson brings to our board over 42 years of experience in business management, manufacturing, and finance, holding positions as chairman, president, and chief executive officer of TMI Corporation for 34 years, as well as through his prior service as a director of the Federal Reserve Bank of Minneapolis. As a result of his service on a number of state and local organizations in North Dakota, Mr. Johnson has significant knowledge of local, state, and regional issues involving North Dakota, a state where we have significant operations and assets.

Career Highlights
•
Chairman, president, and chief executive officer of TMI Corporation and chairman and chief executive officer of TMI Transport Corporation (as well as TMI Systems Design Corporation and TMI Storage Systems Corporation before they merged into TMI Corporation the end of 2015), manufacturers of casework and architectural woodwork in Dickinson, North Dakota; employed since 1974 and serving as president or chief executive officer since 1982.

Other Leadership Experience
•	President of the Dickinson City Commission from July 2000 through October 2015.
•	Director of the Federal Reserve Bank of Minneapolis for six years from 1993 through 1998.
•
Served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chair); the Decorative Laminate Products Association; the North Dakota Technology Corporation; and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm.

•
Served on North Dakota Governor Sinner’s Education Action Commission; the North Dakota Job Service Advisory Council; the North Dakota State University President’s Advisory Council; North Dakota Governor Schafer’s Transition Team; and chaired North Dakota Governor Hoeven’s Transition Team.

Education
•	Bachelor of science in electrical and electronics engineering and master of science in industrial engineering from North Dakota State University.

	William E. McCracken Age 74	Independent Director Since 2013 Compensation Committee Nominating and Governance Committee
Mr. McCracken is experienced in information technology and cybersecurity through his tenure at CA, Inc. and International Business Machines Corporation (IBM). This experience coupled with his service as the chair or a member of the board of other public companies and the National Association of Corporate Directors (NACD) enables him to provide insight into the operations, challenges, and complex issues our company is facing in today’s environment and to make significant contributions to the board’s oversight of operational risk management functions and corporate governance.

Career Highlights
•	President of Executive Consulting Group, LLC, a general business consulting firm, from 2002 to present.
•
Chief executive officer of CA, Inc., one of the world’s largest information technology management software companies, from January 2010 until January 7, 2013, after which he served as executive adviser to the new chief executive officer until March 31, 2013, and as a consultant to the company until December 31, 2013; also as director of CA, Inc. from May 2005 until January 7, 2013, serving as non-executive chairman of the board from June 2007 to September 2009, interim executive chairman from September 2009 to January 2010, and executive chairman from January 2010 to May 2010.

•	Several executive positions during his 36-year career with IBM, including serving on its Chairman’s Worldwide Management Council, a group of the top 30 executives at IBM, from 1995 to 2001.
Other Leadership Experience
•
Director of the NACD, a nonprofit membership organization for corporate board members, since 2010, and named by the NACD as one of the top 100 most influential people in the boardroom in 2009; served on that organization’s 2009 blue ribbon commission on risk governance, co-chaired its blue ribbon commission on board diversity in 2012, and co-chaired its blue ribbon commission on the board and long-term value creation in 2015.

•
Director of IKON Office Solutions, Inc., a provider of document management systems and services, from 2003 to 2008, where he served on its audit committee, compensation committee, and strategy committee.

•
Chair of the advisory board of the Millstein Center for Global Markets and Corporate Ownership at Columbia University and member since 2013, and the New York chairman of the Chairmen’s Forum since 2011.

Education
•	Bachelor of science in physics and mathematics from Shippensburg University.

MDU Resources Group, Inc. Proxy Statement 9

Proxy Statement

	Patricia L. Moss Age 63	Independent Director Since 2003 Compensation Committee Nominating and Governance Committee	Other Current Public Boards: --Cascade Bancorp --Aquila Tax Free Trust of Oregon
Ms. Moss has business experience and knowledge of the Pacific Northwest economy and state, local, and region issues where a significant portion of our operations are located. Ms. Moss provides our board with experience in finance and banking, as well as experience in business development through her work at Cascade Bancorp and Bank of the Cascades, and on the Oregon Investment Fund Advisory Council, the Oregon Business Council, and the Oregon Growth Board. Ms. Moss also has experience as a certified senior professional in human resources.

Career Highlights
•
President and chief executive officer of Cascade Bancorp, a financial holding company, Bend, Oregon, from 1998 to January 3, 2012; chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 3, 2012, serving also as president from 1998 to 2003; and chief operating officer, chief financial officer and secretary of Cascade Bancorp from 1987 to 1998.

Other Leadership Experience
•	Director of Cascade Bancorp and Bank of the Cascades since 1993, and vice chair of both boards since January 3, 2012.
•
Chair of the Bank of the Cascades Foundation Inc. since 2014; co-chair of the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, since May 2012; and member of the Board of Trustees for the Aquila Tax Free Trust of Oregon, a mutual fund created especially for the benefit of Oregon residents, since June 2015 and January 2002 to May 2005.

•
Former director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses in Oregon; the Oregon Business Council, with a mission to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial, and hardwood products; Clear Choice Health Plans Inc., a multi-state insurance company; and City of Bend’s Juniper Ridge management advisory board.

Education
•	Bachelor of science in business administration from Linfield College in Oregon and master’s studies at Portland State University.
•	Commercial banking school certification at the ABA Commercial Banking School at the University of Oklahoma.

	Harry J. Pearce Age 74	Independent Director Since 1997 Chairman of the Board
Mr. Pearce provides our board with public company leadership with his multinational business management experience and proven leadership skills through his position as vice chairman at General Motors Corporation, as well as through his extensive service on the boards of large public companies, including Marriott International, Inc., Hughes Electronics Corporation, where he was chairman, and Nortel Networks Corporation, where he also was chairman. He also brings to our board his long experience as a practicing attorney. In addition, Mr. Pearce has focused on corporate governance issues and was the founding chair of Yale University’s Chairmen’s Forum, an organization comprised of non-executive chairmen of publicly traded companies.

Career Highlights
•
Chairman of the board of the company effective August 17, 2006; lead director from February 15, 2001 until August 17, 2006; and vice chairman of the board from November 16, 2000 until February 15, 2001.

•	Vice chairman and director of General Motors Corporation from January 1, 1996 to May 31, 2001; general counsel from 1987 to 1994.
•	Senior partner in the Pearce & Durick law firm in Bismarck, North Dakota, prior to joining General Motors in 1987.
Other Leadership Experience
•
Director of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting, from 1992 to December 2003, and retiring as chairman in 2003.

•	Director of Marriott International, Inc., a major hotel chain, from 1995 to May 2015, and served on the audit, finance, compensation, and excellence committees.
•	Director of Nortel Networks Corporation, a global telecommunications company, from January 2005 to August 2009, also served as chairman of the board from June 2005.
•	Fellow of the American College of Trial Lawyers, and a member of the International Society of Barristers.
•
Founding chair of the Yale University’s Chairmen’s Forum; former member of the President’s Council on Sustainable Development, and co-chair of the President’s Commission on the United States Postal Service.

Education
•	Bachelor’s degree in engineering sciences from the U.S. Air Force Academy.
•	Juris doctor degree from Northwestern University’s School of Law.

10 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	John K. Wilson Age 62	Independent Director Since 2003 Audit Committee
Mr. Wilson has an extensive background in finance and accounting, as well as experience with mergers and acquisitions, through his education and work experience at a major accounting firm and his later public utility experience in his positions as controller and vice president of Great Plains Natural Gas Co., president of Great Plains Energy Corp., and president, chief financial officer, and treasurer for Durham Resources, LLC, and all Durham Resources entities.

Career Highlights
•
President of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska, from 1994 to December 31, 2008; president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000; and vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000.

•	Executive director of the Robert B. Daugherty Foundation in Omaha, Nebraska, since January 2010.
•
Held positions of audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.

Other Leadership Experience
•
Director of HDR, Inc., an international architecture and engineering firm, since December 2008, and director of Tetrad Corporation, a privately held investment company, since April 2010, both located in Omaha, Nebraska.

•
Former director of Bridges Investment Fund, Inc., a mutual fund, from April 2003 to April 2008; director of the Greater Omaha Chamber of Commerce from January 2001 through December 2008; member of the advisory board of U.S. Bank NA Omaha from January 2000 to July 2010; and the advisory board of Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska, from January 2010 to February 2016.

Education and Professional
•	Bachelor’s degree in business administration, cum laude, from the University of Nebraska – Omaha.
•	Certified public accountant, on inactive status.

The board of directors recommends a vote “for” each nominee.
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and

•	acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.

MDU Resources Group, Inc. Proxy Statement 11

Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines. The board of directors has determined that, except for Mr. Goodin, all current directors have no material relationship with us and are independent in accordance with our corporate governance guidelines and the New York Stock Exchange listing standards.
In determining director independence, the board of directors reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:

•
Charitable contributions by the MDU Resources Foundation (Foundation) to the following nonprofit organizations, where a director, or a director’s spouse, serves or has served as a director, chair, or vice chair of the board of trustees, trustee or member of the organization or related entity: Charitable contributions by the Foundation to Sanford Health Foundation, Billings Catholic Schools Foundation, Community Resources Inc., the University of North Dakota Foundation, and the University of Jamestown and its foundation. None of the contributions made to any of these nonprofit entities during the last three fiscal years exceeded in any single year the greater of $1 million or 2% of the relevant entity’s consolidated gross revenues.

Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors. Each year we routinely engage directly or indirectly with our stockholders, including our top institutional stockholders. During 2016, the company held meetings, conference calls, and webcasts with a diverse mix of stockholders. Throughout the year, we held meetings with nine of the actively managed institutional investors included in our year-end top 30 stockholders. We engage periodically with our index fund investors, however, no direct meetings were held with this investor class in 2016. In our meetings, we discussed a variety of topics with stockholders including longer-term company strategy and our capital expenditure forecast, shorter-term operational and financial updates, and previously announced strategic initiatives. The company also met with proxy advisory firms to discuss corporate governance and executive compensation practices.
Board Leadership Structure
The board separated the positions of chairman of the board and chief executive officer in 2006, and our bylaws and corporate governance guidelines currently require that our chairman be independent. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The chairman consults with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the chairman, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. Having an independent chairman is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders, including with respect to risk management as discussed below. An independent chairman is in a position to encourage frank and lively discussions and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.

12 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, the impact of competition, weather conditions, limitations on our ability to pay dividends, pension plan obligations, cyberattacks or acts of terrorism, and third party liabilities. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The board believes establishing the right “tone at the top” and full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chairman meets regularly with our president and chief executive officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
While the board is ultimately responsible for risk oversight at our company, our three standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Risk assessment reports are regularly provided by management to the audit committee or the full board. This opens the opportunity for discussions about areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committee’s areas of responsibility. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.
Board Meetings and Committees
During 2016, the board of directors held four regular meetings and three special meetings. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2016. Director attendance at our annual meeting of stockholders is encouraged. All directors attended our 2016 Annual Meeting of Stockholders.
Harry J. Pearce was elected non-employee chairman of the board on August 17, 2006, and previously served as lead director from February 15, 2001 to August 17, 2006. He presides at the executive session of the non-employee directors held in connection with each regularly scheduled quarterly board of directors meeting. The non-employee directors also meet in executive session both with and without the chief executive officer at each regularly scheduled quarterly board of directors meeting. All of our non-employee directors are independent, as defined in our corporate governance guidelines and New York Stock Exchange listing standards.
The board has a standing audit committee, compensation committee, and nominating and governance committee. These committees are composed entirely of independent directors.
Nominating and Governance Committee
The nominating and governance committee met four times during 2016. The committee members are Karen B. Fagg, chair, A. Bart Holaday, William E. McCracken, and Patricia L. Moss.
The nominating and governance committee provides recommendations to the board with respect to:

•	board organization, membership, and function;

•	committee structure and membership;

•	succession planning for our executive management and directors; and

•	our corporate governance guidelines.

MDU Resources Group, Inc. Proxy Statement 13

Proxy Statement

The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the nominees for director for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.
In identifying nominees for director, the committee consults with board members, our management, consultants, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the guidelines, to the nominating and governance committee chair in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the procedures set forth in section 2.08 of our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2018 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:

•	background, character, and experience, including experience relative to our company’s lines of business;

•	skills and experience which complement the skills and experience of current board members;

•	success in the individual’s chosen field of endeavor;

•
skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, governance, and operations abroad;

•	background in publicly traded companies including service on other public company boards of directors;

•	geographic area of residence;

•	diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;

•	independence, including any affiliation or relationship with other groups, organizations, or entities; and

•
compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and our other policies and guidelines of the company.

In addition, our bylaws contain requirements that a person must meet to qualify for service as a director.
The nominating and governance committee assesses the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current board reflects diversity in business and professional experience, skills, and gender.
Audit Committee
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
The audit committee met eight times during 2016. The audit committee members are Dennis W. Johnson, chair, Mark A. Hellerstein, A. Bart Holaday, and John K. Wilson. The board of directors has determined that Messrs. Johnson, Hellerstein, Holaday, and Wilson are “audit committee financial experts” as defined by Securities and Exchange Commission rules and are financially literate within meaning of the listing standards of the New York Stock Exchange. They also meet the independence standard for audit committee members under our director independence guidelines, the New York Stock Exchange listing standards, and Securities and Exchange Commission rules.

14 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee:

•	assists the board’s oversight of

◦	the integrity of our financial statements and system of internal controls;

◦	the company’s compliance with legal and regulatory requirements;

◦	the independent registered public accounting firm’s qualifications and independence;

◦	the performance of our internal audit function and independent registered public accounting firm; and

◦	management of risk in the audit committee’s areas of responsibility; and

•
arranges for the preparation of and approves the report that Securities and Exchange Commission rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information.

Compensation Committee
During 2016, the compensation committee met five times. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the New York Stock Exchange listing standards and who meet the definitions of outside or non-employee directors for purposes of Section 162(m) of the Internal Revenue Code and Rule 16-b under the Exchange Act. Members of the compensation committee are Thomas Everist, chair, Karen B. Fagg, William E. McCracken, and Patricia L. Moss.

The compensation committee assists the board of directors in fulfilling its responsibilities relating to the company’s compensation policy and programs. It has the direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of risk in its areas of responsibility. In addition, the compensation committee reviews and recommends any changes to director compensation policies to the board of directors. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses the analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The chief executive officer, the vice president-human resources, and the general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed. The processes and procedures for consideration and determination of compensation of the Section 16 officers, as well as the role of our executive officers, are discussed in the Compensation Discussion and Analysis.
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors, and the committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on executive compensation. The competitive analysis is conducted internally by the human resources department in the other years. Prior to retaining an adviser, the committee will consider all factors relevant to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from its compensation consultant, Willis Towers Watson, to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee did not identify any conflicts of interest with respect to Willis Towers Watson.
The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The compensation committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on director compensation. The compensation committee employed a compensation consultant for an analysis of director compensation in 2015 but not in 2016 as the study was performed by the human resources department.

MDU Resources Group, Inc. Proxy Statement 15

Proxy Statement

Narrative Disclosure of our Compensation Policies and Practices as They Relate to Risk Management
The human resources department has conducted an assessment of the risks arising from our compensation policies and practices for all employees and concluded that none of these risks is reasonably likely to have a material adverse effect on the company. Based on the human resources department’s assessment and taking into account information received from the risk identification process, senior management and our management policy committee concluded that risks arising from our compensation policies and practices for all employees are not reasonably likely to have a material adverse effect on the company. After review and discussion with senior management, the compensation committee concurred with this assessment.
As part of its assessment of the risks arising from our compensation policies and practices for all employees, the human resources department identified the principal areas of risk faced by the company that may be affected by our compensation policies and practices for all employees, including any risks resulting from our operating businesses’ compensation policies and practices. In assessing the risks arising from our compensation policies and practices, the human resources department identified the following practices designed to prevent excessive risk taking:

•	Business management and governance practices:

◦	risk management is a specific performance competency included in the annual performance assessment of Section 16 officers;

◦	board oversight on capital expenditure and operating plans that promotes careful consideration of financial assumptions;

◦	limitation on business acquisitions without board approval;

◦	employee integrity training programs and anonymous reporting systems;

◦	quarterly risk assessment reports at audit committee meetings; and

◦
prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by Section 16 officers and directors.

•	Executive compensation practices:

◦	active compensation committee review of executive compensation, including comparison of executive compensation to total stockholder return ratio to the ratio for the company’s peer group;

◦	the initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;

◦	consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts;

◦	a balanced compensation mix of fixed salary and annual and long-term incentives tied to the company’s financial performance;

◦	use of interpolation for annual and long-term incentive awards to avoid payout cliffs;

◦	negative discretion to adjust any annual or long-term incentive award payment downward;

◦	use of caps on annual incentive awards (maximum of 250% of target) and long-term incentive stock grant awards (200% target);

◦	clawback availability on incentive payments in the event of a financial restatement;

◦	use of performance shares, rather than stock options or stock appreciation rights, as the equity component of incentive compensation;

◦	use of performance shares with a relative total stockholder return performance measure and mandatory reduction in award if total stockholder return over the performance period is negative;

◦	use of three-year performance periods to discourage short-term risk-taking;

◦	substantive incentive goals measured primarily by return on invested capital, earnings, and earnings per share criteria, which encourage balanced performance and are important to stockholders;

◦	use of financial performance metrics that are readily monitored and reviewed;

16 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

◦	regular review of the appropriateness of the companies in the peer group;

◦	stock ownership requirements for the board and for executives receiving long-term incentive awards under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan;

◦	mandatory holding periods for 50% of any net after-tax shares earned under long-term incentive awards; and

◦	use of independent consultants in establishing pay targets at least biennially.
Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board of directors or any individual director, including our non-employee chairman or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board of directors, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. The self-evaluations are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the corporate governance guidelines, and areas for improvement. The board and committee members are provided with a questionnaire to facilitate discussion. The results of the evaluations are reviewed and discussed in executive sessions of the committees and the board of directors.
Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2017, Mr. Everist submitted his resignation in connection with the sale by The Everist Company of its aggregate, concrete, and asphalt production interests. After considering his background, experience on the board, skills and character, and contribution to the company in light of the company’s business and structure, the board determined Mr. Everist’s resignation should not be accepted.
Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board of directors. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the vote of shares present in person or represented by proxy at the meeting.
The board has adopted a director resignation policy for incumbent directors in uncontested elections. Any proposed nominee for re-election as a director shall, before he or she is nominated to serve on the board, tender to the board his or her irrevocable resignation that will be effective, in an uncontested election of directors only, upon (i) such nominee’s receipt of a greater number of votes “against” election than votes “for” election at our annual meeting of stockholders; and (ii) acceptance of such resignation by the board of directors.
Director Overboarding Policy
Our bylaws and corporate governance guidelines state that a director may not serve on more than three public company boards, including the company’s board. Currently, all of our directors are in compliance of this policy.
Board Refreshment
The company regularly evaluates the need for board refreshment. The nominating and governance committee and the board are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy. As part of its consideration of director succession, the nominating and governance committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. The board believes it is important to consider diversity of skills, expertise, race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates for expected contributions to an effective board. Independent directors may not serve on the board beyond the next annual meeting of stockholders after attaining the age of 76. In connection with our mandatory retirement for directors, three of our current directors are expected to retire within the next two years.

MDU Resources Group, Inc. Proxy Statement 17

Proxy Statement

Prohibitions on Hedging/Pledging Company Stock
The director compensation policy prohibits directors from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees.
We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by New York Stock Exchange listing standards, by posting such information on our website.
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website.
• Audit, compensation, and nominating and governance committees’ charters are available at http://www.mdu.com/integrity/governance/board-charters-and-committees.
• Bylaws and corporate governance guidelines are available at http://www.mdu.com/integrity/governance/guidelines-and-bylaws.
• Leading With Integrity Guide is available at http://www.mdu.com/docs/default-source/governance/leadingwithintegrity.pdf.
Related Person Transaction Disclosure
The board of directors’ policy for the review of related person transactions is contained in our corporate governance guidelines. The policy provides that the audit committee review any transaction, arrangement or relationship, or series thereof:

•	in which we are or will be a participant;

•	the amount involved exceeds $120,000; and

•	a related person has or will have a direct or indirect material interest.
The purpose of this review is to determine whether this transaction is in the best interests of the company.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our general counsel all proposed or existing related person transactions in which they are involved.
If our general counsel determines that the transaction is required to be disclosed under the Securities and Exchange Commission’s rules, the general counsel furnishes the information to the chairman of the audit committee. After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, take such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.
We had no related person transactions in 2016.

18 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation for 2016

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Thomas Everist	75,000		110,000	83	185,083
Karen B. Fagg	75,000		110,000	83	185,083
Mark A. Hellerstein	65,000		110,000	83	175,083
A. Bart Holaday	65,000		110,000	83	175,083
Dennis W. Johnson	80,000		110,000	83	190,083
William E. McCracken	65,000		110,000	83	175,083
Patricia L. Moss	65,000		110,000	83	175,083
Harry J. Pearce	155,000		110,000	83	265,083
John K. Wilson	65,000	[3]	110,000	83	175,083

[1]
The annual retainer of $110,000 in company common stock is awarded pursuant to the MDU Resources Group, Inc. Non-Employee Director Stock Compensation Plan. The amount shown for each director represents the aggregate grant date fair value of 3,886 shares of MDU Resources Group, Inc. common stock measured in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. The grant date fair value is based on the purchase price of our common stock on the grant date of November 21, 2016, which was $28.30 per share. The $10.66 in cash paid to each director in lieu of fractional shares is included in the amount reported in the stock awards column to this table. As of December 31, 2016, there are no outstanding stock awards or options associated with the Non-Employee Director Stock Compensation Plan.

[2]	Group life insurance premium.

[3]
Mr. Wilson elected to receive shares of our common stock in lieu of his cash retainer pursuant to the Non-Employee Director Stock Compensation Plan.  The amount shown includes 2,244 shares of our common stock purchased on December 7, 2016, at $28.96 per share.

The following table shows the cash and stock retainers payable to our non-employee directors.

Base Retainer	$65,000
Additional Retainers:
Non-Executive Chair	90,000
Lead Director, if any	33,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Governance Committee Chair	10,000
Annual Stock Grant[1]	110,000

[1]	The annual stock grant is a grant of shares equal in value to $110,000.
There are no meeting fees paid to directors.
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of each director’s beneficiaries during the time each director serves on the board. The annual cost per director is $82.80.
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.
Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees. All reimbursable expense amounts, together with any other perquisites, were below the disclosure threshold for 2016.

MDU Resources Group, Inc. Proxy Statement 19

Proxy Statement

Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.
Our director stock ownership policy contained in our corporate governance guidelines requires each director to own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and participation in our director stock plans are considered in ownership calculations as is ownership of our common stock by a spouse. A director is allowed five years commencing January 1 of the year following the year of that director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy. For stock ownership, see the section below.

SECURITY OWNERSHIP
Security Ownership Table
The table below sets forth the number of shares of our capital stock that each director and each nominee for director, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 28, 2017. Unless otherwise indicated, each person has sole investment and voting power (or share such power with his or her spouse) of the shares noted.

Name	Common Shares Beneficially Owned		Percent of Class	Deferred Director Fees Held as Phantom Stock[1]

David C. Barney	12,055	[2,3]	*
Thomas Everist	853,458		*	32,977
Karen B. Fagg	61,164		*
Martin A. Fritz	—		*
David L. Goodin	101,788	[2]	*
Mark A. Hellerstein	15,766		*	8,637
A. Bart Holaday	60,911		*	8,637
Dennis W. Johnson	80,330	[4]	*
William E. McCracken	15,766		*
Patricia L. Moss	75,418		*
Harry J. Pearce	235,885		*	54,221
Doran N. Schwartz	54,897	[2,5]	*
Jeffrey S. Thiede	7,149	[2]	*
John K. Wilson	118,916		*
All directors and executive officers as a group (20 in number)	1,853,142		0.95%	104,472

*	Less than one percent of the class. Percent of class is calculated based on 195,304,376 outstanding shares as of February 28, 2017.
[1]
These shares are not included in the “Common Shares Beneficially Owned” column. Directors may defer all or a portion of their cash compensation pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

[2]	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
[3]	The total includes 687 shares owned by Mr. Barney’s spouse.
[4]	Mr. Johnson disclaims all beneficial ownership of the 163 shares owned by his spouse.
[5]	The total includes 1,300 shares owned by Mr. Schwartz’s spouse.
We prohibit our directors and executive officers from hedging their ownership of company common stock. They may not enter into transactions that allow them to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

20 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Directors, executive officers, and related persons are prohibited from holding our common stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. Company common stock may be held in a cash account, which is a brokerage account that does not allow any extension of credit on securities. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer, as well as any entities over which a director or executive officer exercises control.
The table below sets forth information with respect to any person we know to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	BlackRock, Inc.	15,934,262	[1]	8.20%
	55 East 52nd Street
	New York, NY 10055

Common Stock	State Street Corporation	13,420,759	[2]	6.87%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

Common Stock	The Vanguard Group	20,142,541	[3]	10.31%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	Parnassus Investments	13,875,527	[4]	7.10%
	1 Market Street, Suite 1600
	San Francisco, CA 94105

[1]
Based solely on the Schedule 13G, Amendment No. 7, filed on January 25, 2017, BlackRock, Inc. reported sole voting power with respect to 15,053,491 shares and sole dispositive power with respect to 15,934,262 shares as the parent holding company or control person of BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, and BlackRock Life Limited.

[2]
Based solely on the Schedule 13G, filed on February 9, 2017, State Street Corporation reported shared voting and dispositive power with respect to all shares as the parent holding company or control person of State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Asia) Limited, and State Street Global Advisors France, S.A.

[3]
Based solely on the Schedule 13G, Amendment No. 5, filed on February 10, 2017, The Vanguard Group reported sole dispositive power with respect to 20,014,996 shares, shared dispositive power with respect to 127,545 shares, sole voting power with respect to 115,860 shares, and shared voting power with respect to 21,119 shares. These shares includes 106,426 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 30,553 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings.

[4]				Based solely on the Schedule 13G, Amendment No. 2, filed on February 14, 2017, Parnassus Investments reported sole voting and dispositive power with respect to all shares.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of our common stock file reports of their trading in our equity securities with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4, and 5 and any amendments to these forms furnished to us during and with respect to 2016 or written representations that no Forms 5 were required, we believe that all such reports were timely filed, except that in May 2016, Mr. Daniel S. Kuntz filed an amended Form 3 to report beneficial ownership of 631 additional shares that were omitted from his original Form 3 filed in January 2016. Mr. Kuntz disclaims beneficial ownership of these additional shares.

MDU Resources Group, Inc. Proxy Statement 21

Proxy Statement

EXECUTIVE COMPENSATION
ITEM 2. ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(b), we are asking our stockholders to indicate, on an advisory basis, whether future advisory votes to approve the compensation paid to our named executive officers should be held every year, every two years, or every three years.
Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board of directors believes that giving our stockholders the right to cast an advisory vote every year on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. Annual advisory votes provide the highest level of accountability and direct communication with our stockholders.
By voting on this Item 2, stockholders are not approving or disapproving the board of directors’ recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years, or every three years. Stockholders may also abstain from voting.
Although the board of directors intends to carefully consider the voting results of this proposal, it is an advisory vote and the results will not be binding on the board of directors or the company, and the board of directors may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officer compensation at our annual meetings at least once every six calendar years.

The board of directors recommends that an advisory vote on compensation paid to our named executive officers be held every year.
The frequency of every year, every two years, or every three years that receives the most votes of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our stockholders. Abstentions will not count as votes for or against any frequency. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

22 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

ITEM 3. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, our compensation committee and board of directors believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our stockholders. Our compensation committee and board of directors also believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance, with over 60% of our 2016 total target direct compensation for our named executive officers in the form of performance-based incentive compensation;

•	we review competitive compensation data for our named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;

•
we align executive compensation and performance by using annual performance incentives based on criteria that are important to stockholder value, including earnings, earnings per share, and return on invested capital; and

•	we align executive compensation and performance by using long-term performance incentives based on total stockholder return relative to our peer group.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2016. Accordingly, the following resolution is submitted for stockholder vote at the 2017 annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this proxy statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and our board of directors, although our board and compensation committee will consider the outcome of this vote when making future compensation decisions. In a separate vote, we are also providing our stockholders with the opportunity to vote, on an advisory basis, on whether the vote on our named executive officer compensation should occur every year, every two years, or every three years.

The board of directors recommends a vote “for” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of our named executive officers requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

MDU Resources Group, Inc. Proxy Statement 23

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
At the first annual meeting of the board after the annual meeting of stockholders, our board of directors elects our executive officers, who serve until their successors are chosen and qualify. A majority of our board of directors may remove any executive officer at any time. Information concerning our executive officers, including their ages as of December 31, 2016, present corporate positions, and business experience during the past five years, is as follows:

Name	Age	Present Corporate Position and Business Experience
David L. Goodin	55
Mr. Goodin was elected president and chief executive officer of the company and a director effective January 4, 2013. For more information about Mr. Goodin, see the section entitled “Item 1. Election of Directors.”

David C. Barney	61	Mr. Barney was elected president and chief executive officer of Knife River Corporation effective April 30, 2013, and president effective January 1, 2012.
Martin A. Fritz	52
Mr. Fritz was elected president and chief executive officer of WBI Holdings, Inc. effective July 20, 2015. Prior to joining WBI Holdings, Inc., he had his own energy consulting firm, Fritz Consulting, from February 2014 to July 2015, where he provided strategy, operations, business development, and business brokerage services. Prior to that, Mr. Fritz was employed by EQT Corporation, a petroleum and natural gas exploration and pipeline company, in positions of increasing responsibility, most recently serving as its executive vice president midstream operations, land and construction from 2013 through January 2014 and vice president EQT and president EQT midstream operations from 2008 to 2013.

Dennis L. Haider	64
Mr. Haider was elected executive vice president-business development effective June 1, 2013. Prior to that, he was executive vice president-business development and gas supply of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company from January 1, 2012 to May 31, 2013.

Anne M. Jones	53
Ms. Jones was elected vice president-human resources effective January 1, 2016. Prior to that, she was vice president-human resources, customer service, and safety at Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective July 1, 2013, and director of human resources for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective June 2008.

Nicole A. Kivisto	43
Ms. Kivisto was elected president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective January 9, 2015. Prior to that, she was vice president of operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective January 3, 2014, and vice president, controller and chief accounting officer for the company effective February 17, 2010.

Daniel S. Kuntz	63
Mr. Kuntz was elected vice president, general counsel and secretary effective January 1, 2017. Prior to that, he was general counsel and secretary effective January 9, 2016, associate general counsel effective April 1, 2007, and assistant secretary effective August 17, 2007.

Margaret (Peggy) A. Link	50
Ms. Link was elected chief information officer effective January 1, 2016. Prior to that, she was assistant vice president-technology and cybersecurity officer effective January 1, 2015, and director shared IT services effective June 2, 2009.

Doran N. Schwartz	47	Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010.
Jeffrey S. Thiede	54	Mr. Thiede was elected president and chief executive officer of MDU Construction Services Group, Inc. effective April 30, 2013, and president effective January 1, 2012.
Jason L. Vollmer	39
Mr. Vollmer was elected vice president, chief accounting officer and treasurer effective March 19, 2016. Prior to that, he was treasurer and director of cash and risk management effective November 29, 2014, assistant treasurer of Centennial Energy Holdings, Inc. and manager of treasury services and risk management effective June 30, 2014, and manager of treasury services, cash and risk management effective April 11, 2011.

24 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2016 and how their 2016 compensation aligns with our pay for performance philosophy. It also describes the oversight of the compensation committee and the rationale and processes used to determine the 2016 compensation of our executive officers including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis may contain statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2016 were:

David L. Goodin	President and Chief Executive Officer (CEO)
Doran N. Schwartz	Vice President and Chief Financial Officer (CFO)
David C. Barney	President and Chief Executive Officer - Construction Materials & Contracting Segment
Jeffrey S. Thiede	President and Chief Executive Officer - Construction Services Segment
Martin A. Fritz	President and Chief Executive Officer - Pipeline & Midstream Segment
Executive Summary
Pay for Performance
To ensure management’s interests are aligned with those of our stockholders and the performance of the company, over 76% of the CEO’s target compensation and 61% of the other named executive officers’ target compensation is dependent on the achievement of company performance targets. The charts below show the target pay mix for the CEO and average target pay mix of the other named executive officers, including base salary and the annual and long-term at-risk performance incentives.
Annual incentive opportunities for our executive officers are linked to performance by tying them to the achievement of specific business and financial goals. The 2016 annual incentive opportunities for business segment executives are based on the achievement of specific performance measures selected by the compensation committee. The performance measures included targets specific to the business segment and one performance measure tied to the success of the company as a whole. This incentivized our business segment executives to focus on the success and performance of their business segment while keeping the overall success of the company in mind.
For corporate executives (including our CEO and CFO), annual incentive opportunities are based on the business segments’ achievement of their performance measures. The business segment performance measures are then weighted by its average invested capital. The sum of the weighted business unit achieved performance measures results in the annual incentive payout for corporate executives. This incentivizes the corporate executives to assist the business segments in their success and performance.

MDU Resources Group, Inc. Proxy Statement 25

Proxy Statement

Construction Materials & Contracting Segment	Construction Services Segment	Pipeline & Midstream Segment	Electric & Natural Gas Distribution Segment
ê	ê	ê	ê
Business Segment Targets	Business Segment Targets	Business Segment Targets	Business Segment Targets
Company Target	Company Target	Company Target	Company Target
ê	ê	ê	ê
MDU Resources Corporate Executives (including our CEO and CFO) Achievement of Business Segment Measures x Business Segment Average Invested Capital

The following chart shows the annual incentive payout of target realized by our CEO with a comparison to earnings per share from continuing operations for the last five years and demonstrates the alignment between our financial performance and realized annual incentive compensation.
See “Annual Incentives” in this section for further details on our company’s annual incentive program.
Vesting of long-term incentives is based on our company’s total stockholder return in comparison to that of our peers measured over a three year period. The following chart depicts the actual vesting percentage for the last five performance cycles and demonstrates the alignment between total return to our stockholders and our realized long-term incentive compensation.

26 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

See “Long-Term Incentives” in this section for further details on the company’s long-term incentive program.
With the majority of our executive officer’s compensation dependent on the achievement of performance measures set by the compensation committee, we believe there is substantial alignment between executive pay and the company’s performance.
Stockholder Advisory Vote (“Say on Pay”)
At our 2016 Annual Meeting of Stockholders, 85.2% of the votes cast on the “Say on Pay” proposal approved the compensation of our named executive officers. Although the compensation committee viewed the 2016 vote as a strong expression of the stockholders general satisfaction with the company’s executive compensation programs, the 85.2% approval is lower than the results of our 88.2% “Say on Pay” vote at the 2015 Annual Meeting of Stockholders. The compensation committee believes the lower approval vote was largely attributable to a negative recommendation of a proxy advisor largely caused by comparative analysis to a peer group that was not reflective of the company’s business mix and an analysis that gave inadequate recognition to the distinction between target incentive award opportunities and realized incentive compensation. The compensation committee reviewed and considered the 2016 vote on “Say on Pay” in setting compensation for 2017.
Total Realized Pay
Total Realized Pay reflects the compensation actually paid to our executive officers based on performance, which can differ substantially from compensation as presented in the Summary Compensation Table. For example, total compensation presented in the Summary Compensation Table contains estimated values of performance share grants based on multiple assumptions which may or may not be achieved and can only be realized at the end of a three-year performance period. In addition, the Summary Compensation Table may show an increase in pension value based on valuation assumptions and discount rates used to calculate present value; however, any change in the pension value is not realized until the future period when the executive actually retires. We believe presenting information on Total Realized Pay provides additional perspective on the renumeration actually received by an executive in a given year. We define 2016 Total Realized Pay to include:

•	Base salary for 2016;

•	Annual incentive earned for 2016;

•	Performance shares (long-term incentive) plus dividend equivalents vesting as of December 31, 2016 and paid in 2017; and

•	Other compensation which includes company contributions to the 401(k) plan and company paid life insurance premiums.

MDU Resources Group, Inc. Proxy Statement 27

Proxy Statement

Name	2016 Base Salary ($)	2016 Annual Incentive Earned ($)	Vested and Paid Performance Shares[1] ($)	2016 Other Compensation ($)	2016 Total Realized Pay ($)	Summary Compensation Table Total Compensation ($)
David L. Goodin	755,000	1,055,490	654,368	40,246	2,505,104	3,510,991
Doran N. Schwartz	380,000	351,481	171,936	35,772	939,189	1,134,629
David C. Barney	406,800	593,114	145,190	22,905	1,168,009	1,376,616
Jeffrey S. Thiede	425,000	489,600	152,848	22,708	1,090,156	1,325,906
Martin A. Fritz	400,000	416,000	—	21,670	837,670	1,243,248
[1]
Performance shares and dividend equivalents for the 2014-2016 performance cycle vested on December 31, 2016 and were approved in February 2017. The performance share value is based on our stock price on February 16, 2017, which was $26.37 per share.

Compensation Practices
Our practices and policies ensure alignment between the interests of our stockholders and our executives as well as effective compensation governance.

What We Do

☑	Pay for Performance - All annual and long-term incentives are performance-based and tied to performance measures set by the compensation committee.
☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects the executive’s performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, and the economic environment of the executive’s business segment.

☑	Annual Compensation Risk Analysis - We regularly analyze the risks related to our compensation programs and conduct a broad risk assessment annually.
☑
Stock Ownership & Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. The executive officers must retain at least 50% of the net after tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment.

☑
Clawback Policy - If the company’s audited financial statements are restated, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to company executive officers within the last three years.

What We Don’t Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Perquisites - Executives do not receive perquisites which materially differ from those available to employees in general.
☒	Tax Gross-ups - Executive officers do not receive tax gross-ups on any compensation.
☒	Hedge or Pledge Stock - Executives and directors are not allowed to hedge or pledge company securities.
☒	No Time Based Awards - All long-term incentives are performance-based and vest only upon the achievement of specific performance measures.

28 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

2016 Compensation Framework
Objectives of our Compensation Program
We have a written executive compensation policy for our executive officers, including all our named executive officers. Our policy’s stated objectives are to:

•	recruit, motivate, reward, and retain high performing executive talent required to create superior long-term total stockholder return in comparison to our peer group;

•	reward executives for short-term performance, as well as for growth in enterprise value over the long-term;

•	provide a competitive compensation package relative to industry-specific and general industry comparisons and internal equity;

•	ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development; and

•	ensure that compensation programs do not encourage or reward excessive or imprudent risk taking.
Compensation Decision Process for 2016
For 2016, the compensation committee made recommendations to the board of directors regarding compensation of all executive officers, and the board of directors then approved the recommendations. The CEO’s role in the process includes the assessment of executive officer performance and recommending base salaries for the executive officers other than himself. The CEO attended all the compensation committee meetings but was not present during discussions of his compensation. The compensation committee established and approved base salaries and performance measures for the annual and long-term incentive compensation for 2016. They also certified the achievement of performance measures associated with annual and long-term incentive compensation.
At least every two years, the compensation committee hires an independent consulting firm to assess competitive pay levels including base salaries and incentive compensation associated with executive officer positions. Typically the consulting firm conducts its analysis in even numbered years. In odd numbered years, the assessment is performed by the company’s human resources department using a variety of industry specific sources. In 2015, the human resources department prepared the analysis for 2016 compensation.
Components of Compensation
The components of our executive officer’s compensation are selected to drive financial and operational results as well as align the executive officer’s interests with those of our stockholders. The components of our executive compensation include:

Component	Payments	Purpose	How Determined	How it Links to Performance
Base Salary	Assured	Provides executives with sufficient, regularly paid income to recruit and retain executives with knowledge, skills, and abilities necessary to successfully execute their job responsibilities.	Compared to peer company and industry compensation information.	Base salary is a means to attract and retain talented executives capable of driving success and performance.
Annual Cash Incentive	Performance Based At Risk	Provides an opportunity to earn annual incentive compensation to be competitive from a total renumeration standpoint and to ensure focus on annual financial and operating results.	Annual incentives calculated as a percentage of base salary based on the achievement of performance measures established by the compensation committee.	Annual incentive performance measures are tied to the achievement of financial and operational goals aimed to drive the success of the company.
Performance Shares	Performance Based At Risk	Provides an opportunity to earn long-term compensation to be competitive from a total renumeration standpoint and to ensure focus on stockholder return.
Performance share award opportunities are calculated as a percentage of base salary and pay out is based on the company’s total stockholder return over a three-year period in comparison to the company’s peer group.
Fosters ownership in company stock and aligns the executive’s interests with those of the stockholder in increasing stockholder value.

Allocation of Total Target Compensation for 2016
Total target compensation consists of base salary plus target annual and long-term incentive compensation. Performance-based compensation accounts for over 76% of our CEO’s and on average approximately 61% of our other named executive officers’ total target

MDU Resources Group, Inc. Proxy Statement 29

Proxy Statement

compensation. Incentive compensation, which consists of annual cash incentive and three-year performance share award opportunities, comprises the largest portion of our named executive officers’ total target compensation because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for our corporate performance;

•	incentive compensation is dependent upon our performance;

•	incentive compensation helps ensure focus on performance measures that are aligned with our overall strategy; and

•	the interests of the named executive officers are aligned with those of stockholders by making a significant portion of their target compensation contingent upon results beneficial to stockholders.
To foster and reward long-term growth, the compensation committee generally allocates a higher percentage of total target compensation to the target long-term incentive than to the target annual incentive for our higher level executives because they are in a better position to influence our long-term performance. The long-term incentive awards, if earned by achieving performance measures, are paid in company common stock. These awards, combined with our stock retention requirements and our stock ownership policy, promote ownership of our stock by the executive officers. The compensation committee believes, as stockholders, the executive officers will be motivated to deliver financial results that build value for all stockholders over the long term.
Peer Group
The compensation committee evaluates the company’s compensation plan and its performance relative to a group of peer companies in determining compensation and the vesting of long-term incentive compensation. The companies included in our peer group are evaluated every year and are selected to be representative of the industries in which we operate. During 2015, as we decided to exit the oil and gas exploration and production business, we re-evaluated our peer group and removed the remaining exploration and production companies, which were Bill Barrett Corporation and SM Energy Company from the peer group. To more closely reflect our regulated energy delivery and construction materials and services businesses, we added IDACORP, Inc., NorthWestern Corporation, U.S. Concrete, Inc., IES Holdings, Inc., and MYR Group, Inc. to our peer group. MarkWest Energy Partners L.P., which was added as a peer company in 2015, merged with another company and was removed from our 2015 peer group. Likewise, Questar Corporation merged with another company in 2016 and was removed from our 2016 peer group. The following chart depicts the companies included in our 2016 peer group.

2016 Peer Companies
	ê			ê
Regulated Energy Delivery			Construction Materials and Services
ê		ê	ê		ê
Utility		Pipeline	Construction Materials & Contracting		Construction Services
ALLETE, Inc.		Atmos Energy Corporation	Granite Construction Incorporated		EMCOR Group, Inc.
Alliant Energy Corporation		National Fuel Gas Company	Martin Marietta Materials, Inc.		Quanta Services, Inc.
Avista Corporation			Sterling Construction Company, Inc.		IES Holdings, Inc.
Black Hills Corporation			Vulcan Materials Company		MYR Group, Inc.
Northwest Natural Gas Company			U.S. Concrete, Inc.
Vectren Corporation
IDACORP, Inc.
NorthWestern Corporation
2016 Compensation for Our Named Executive Officers
2016 Salary and Incentive Targets
For 2016, Mr. Goodin considered the 2015 financial results as well as the economic challenges facing the company and recommended a base salary freeze for the named executive officers during 2016, with the exception of Mr. Barney where he recommended a 3% increase based on the outstanding performance of the construction materials & contracting segment in achieving record earnings and exceeding its risk adjusted capital cost in 2015. The compensation committee approved the salary recommendations of the CEO. The compensation committee reviewed and determined to freeze Mr. Goodin’s base salary for 2016 consistent with the freeze of other named executive officers.

30 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The following is information related to each named executive officer’s base salary, target annual incentive, target long-term incentive, and total direct compensation:

David L. Goodin	2016 ($)	% Increase from Prior Year	Compensation Component as a % of Base Salary
Base Salary	755,000	0%	n/a
Target Annual Incentive Opportunity	755,000	0%	100%
Target Long-Term Incentive Opportunity	1,698,750	0%	225%
Target Total Potential Direct Compensation	3,208,750	0%	425%

Doran N. Schwartz	2016 ($)	% Increase from Prior Year	Compensation Component as a % of Base Salary
Base Salary	380,000	0%	n/a
Target Annual Incentive Opportunity	247,000	0%	65%
Target Long-Term Incentive Opportunity	342,000	0%	90%
Target Total Potential Direct Compensation	969,000	0%	255%

David C. Barney	2016 ($)	% Increase from Prior Year	Compensation Component as a % of Base Salary
Base Salary	406,800	3%	n/a
Target Annual Incentive Opportunity	305,100	(3)%	75%
Target Long-Term Incentive Opportunity	325,440	18%	80%
Target Total Potential Direct Compensation	1,037,340	5%	255%
Mr. Barney continues to transition from an all annual incentive target to a combination of annual and long-term incentive targets in connection with his promotion in 2013. Mr. Barney’s annual incentive target as a percent of base salary decreased from 80% in 2015 to 75% for 2016, while his long-term incentive target as a percent of base salary increased from 70% in 2015 to 80% for 2016.

Jeffrey S. Thiede	2016 ($)	% Increase from Prior Year	Compensation Component as a % of Base Salary
Base Salary	425,000	0%	n/a
Target Annual Incentive Opportunity	318,750	(6)%	75%
Target Long-Term Incentive Opportunity	340,000	14%	80%
Target Total Potential Direct Compensation	1,083,750	2%	255%
Mr. Thiede continues to transition from an all annual incentive target to a combination of annual and long-term incentive targets in connection with his promotion in 2013. Mr. Thiede’s annual incentive target as a percent of base salary decreased from 80% in 2015 to 75% for 2016, while his long-term incentive target as a percent of base salary increased from 70% in 2015 to 80% for 2016.

Martin A. Fritz	2016 ($)	% Increase from Prior Year	Compensation Component as a % of Base Salary
Base Salary	400,000	0%	n/a
Target Annual Incentive Opportunity	260,000	0%	65%
Target Long-Term Incentive Opportunity	360,000	0%	90%
Target Total Potential Direct Compensation	1,020,000	0%	255%
Annual Incentives
Annual incentive opportunities are determined for business segment executives by the achievement of specific performance measures selected by the compensation committee. For corporate executives, annual incentive opportunities are determined by the average of the business segments’ achievement of their performance measures weighted by its average invested capital. Through this, our business segment executives are incentivized to primarily focus on the success and performance of their business segment while corporate executives focus on the success and performance of all lines of business.

MDU Resources Group, Inc. Proxy Statement 31

Proxy Statement

The compensation committee developed and reviewed financial and other corporate performance measures to ensure compensation to the executives reflect the success of their respective business segments and the company, as well as the value provided to our stockholders. Each business segment’s performance measures are weighted with a corporate earnings per share performance measure representing 20% of the target award opportunity and the business segment specific performance measures representing 80% of the award opportunity. The following incentive plan performance measures for 2016 were established by the compensation committee for the business segment presidents (exclusive of the MDU Resources corporate executive officers) at the February 2016 meeting:

Measure	Applies to	Purpose	Measurement	Target	Weight	Why Measure Selected
MDU Resources Diluted Adjusted Earnings per Share (EPS)	All the business segments	EPS is a generally accepted accounting principle (GAAP) measurement and is a key driver of stockholder return. This goal applies to the presidents of all business segments to engage them in the earnings of the company as a whole.	GAAP EPS less discontinued operations (as reported as discontinued on or prior to December 31, 2015) and adjusted to exclude: - effects of intersegment eliminations, - noncash gains/losses resulting from hedge accounting, - losses on asset sales/dispositions approved by the board, and - assessed withdrawal liabilities relating to multiemployer pension plans.	$1.02	20%	Reflects anticipated EPS performance within the range of EPS guidance for 2016.
Return on Invested Capital (ROIC)	Electric & Natural Gas Distribution Segment	Provides a measure of how effective the business segment uses its capital and generates a return from its capital. These segments are primarily regulated entities requiring significant capital investment. ROIC is important in providing a return to our stockholders.	Business segment earnings, without regard to after tax interest expense and preferred stock dividends divided by the business segment’s average capitalization for the calendar year.	4.4%	40%	Reflects anticipated returns considering additional capital investments made in 2015.
	Pipeline & Midstream Segment			5.9%	28%	Reflects anticipated returns considering additional capital investments made in 2015.
Business Segment Earnings	Electric & Natural Gas Distribution Segment	Provides a measure of financial performance.	GAAP business segment earnings adjusted to exclude: - effects of intersegment eliminations, - noncash gains/losses resulting from hedge accounting, - losses on asset sales/dispositions approved by the board, and - assessed withdrawal liabilities relating to multiemployer pension plans.	$68.0 million	40%	Reflects anticipated earnings associated with the business segment.
	Pipeline & Midstream Segment			$18.5 million	28%	Reflects anticipated earnings associated with the business segment.
	Construction Materials & Contracting Segment			$62.8 million	80%	Reflects earnings necessary to meet or exceed the business segment’s risk adjusted capital cost.
	Construction Services Segment			$26.4 million	80%	Reflects earnings necessary to meet or exceed the business segment’s risk adjusted capital cost.
Optimum Refining Production	Refining Segment	Promotes the achievement of plant reliability based on optimum production.	Barrels of diesel produced in 2016.	5,865 bbls	24%	Reflects plant production based on the plant design with consideration for planned maintenance outages.
Actual performance results are compared to the target performance measure to arrive at a percent of target achieved. The percent of target achieved is then translated into a payout percentage of the target award opportunity. Generally, to receive a payout requires achievement of 85% of the target performance measure which results in a payout of 25% of the award opportunity. Maximum payouts vary by business segment. For the regulated energy delivery companies, maximum payout of 200% of the award opportunity is received if the percent of target achieved is 115% or greater. For the construction materials and services companies, maximum payout is 250% of the award opportunity if the percent of target achieved is 167.2% of target for the construction materials & contracting segment and 210% of target for the construction services segment. Results achieved between the threshold, target, and maximum levels are calculated using linear interpolation. The following tables show the 2016 performance measure results and the relative award opportunity payout:

32 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Business Segment	Performance Measure	Result	Percent of Performance Measure Achieved	Percent of Award Opportunity Payout	Weight	Weighted Award Opportunity Payout %
All Business Segments	Earnings per Share	$1.08	105.9%	139.2%	20%	27.8%
Electric & Natural Gas Distribution Segment	Earnings	$69.3 million	101.9%	112.7%	40%	45.1%
	ROIC	4.5%	102.3%	115.1%	40%	46.0%
Pipeline & Midstream and Refining Segments	Earnings	$24.9 million	134.6%	200.0%	28%	56.0%
	ROIC	7.5%	127.1%	200.0%	28%	56.0%
	Optimum Refining Production [1]	2,796 bbls	82.9%	84.0%	24%	20.2%
Construction Materials & Contracting Segment	Earnings	$96.0 million	152.9%	208.3%	80%	166.6%
Construction Services Segment	Earnings	$33.9 million	128.6%	157.2%	80%	125.8%

[1]
The compensation committee determined the economic conditions that led to the sale of Dakota Prairie Refining, LLC in June 2016, as well as the sale itself, were unforeseen changes and significant factors beyond the control of management that substantially affected the ability of the refining segment to achieve the specified annual production performance measure at Dakota Prairie Refining, LLC. Due to these unforeseen circumstances, the compensation committee determined the annual production performance measure at the refining segment was achieved for Mr. Fritz at the same percentage as the annual production rate at Dakota Prairie Refining, LLC was being achieved during 2016 prior to the sale.

For the MDU Resources Group, Inc. corporate named executive officers, namely Messrs. Goodin and Schwartz, the compensation committee continued to base the payment of the annual incentive on the achievement of performance measures at the business segments weighted by each business segment’s weighted average invested capital. The compensation committee’s rationale for this approach was to provide alignment between the MDU Resources Group, Inc. executives and business segment performance. The compensation committee determined achievement of the optimum refining production performance measure for Mr. Schwartz’s award opportunity payout in the same manner as it determined the achievement of the performance measure for Mr. Fritz. The compensation committee did not modify Mr. Goodin’s award opportunity payout for the effects of the optimum refining production performance measure. As a result, Messrs. Goodin’s and Schwartz’s 2016 annual incentives were earned at 139.8% and 142.3% of the target award opportunity, respectively, based on the following weighted average of annual business segment incentives achieved:

Business Segment	Column A Business Segment Award Opportunity Payout		Column B Percentage of Average Invested Capital	Column A x Column B

	Mr. Goodin	Mr. Schwartz		Mr. Goodin	Mr. Schwartz
Construction Materials & Contracting Segment [1]	187.8%	187.8%	22.2%	41.7%	41.7%
Construction Services Segment	153.6%	153.6%	8.8%	13.5%	13.5%
Pipeline & Midstream and Refining Segments	139.8%	160.0%	12.4%	17.3%	19.8%
Electric & Natural Gas Distribution Segment	118.9%	118.9%	56.6%	67.3%	67.3%
Total Payout Percentage				139.8%	142.3%

[1]
For purposes of calculating the incentive award opportunities for Messrs. Goodin and Schwartz, the award opportunity payout associated with the earnings performance measure for the construction materials & contracting segment was limited to 200%, which resulted in a weighted construction materials & contracting segment award opportunity payout percentage of 187.8% versus the 194.4% for the business segment.

Based on the achievement of the performance targets, the named executive officers received the following annual incentive compensation:

2016 Annual Incentives Earned
Name	Target Annual Incentive ($)	Annual Incentive Earned
		Payout (%)	Amount ($)
David L. Goodin	755,000	139.8	1,055,490
Doran N. Schwartz	247,000	142.3	351,481
David C. Barney	305,100	194.4	593,114
Jeffrey S. Thiede	318,750	153.6	489,600
Martin A. Fritz	260,000	160.0	416,000

MDU Resources Group, Inc. Proxy Statement 33

Proxy Statement

Long-Term Incentives
We use the Long-Term Performance-Based Incentive Plan, which has been approved by our stockholders, for long-term incentive compensation. As in the past, the compensation committee used performance shares as the form of long-term incentive compensation for 2016 and established the company’s total stockholder return in comparison to the total stockholder return for the peer group companies over a three-year period as the performance measure for vesting of long-term incentive compensation.

Total stockholder return is the percentage change in the value of an investment in the common stock of a company from the closing price on the last trading day in the calendar year preceding the beginning of the performance period through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid during the performance period. The compensation committee selected total stockholder return as the performance measure because long-term executive incentive compensation should align with our long-term performance in stockholder return as compared to other public companies in our industries.
Depending on our total three-year stockholder return compared to the total three-year stockholder returns of our peer group companies, performance share award opportunities for our named executive officers may or may not vest. Vesting of performance shares can range from 0% to 200% of the target award. Vesting of the performance share opportunities will be a function of our rank over the performance period against our peer group companies as delineated in the following table:

The Company’s Peer TSR Percentile Rank	Vesting Percentage of Award Target
75th or higher	200%
50th	100%
25th	20%
Less than 25th	0%
Vesting for percentile ranks falling between the intervals will be interpolated. If our total stockholder return is negative, the shares and dividend equivalents otherwise earned based on the payout percentages above, if any, will be reduced in accordance with the following table:

Total Stockholder Return	Reduction in Vesting
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%
Dividend equivalents are paid in cash based on the number of shares actually vested for the performance period. No dividend equivalents are paid on unvested performance shares.
Actual vesting of performance share awards under the plan have varied over the last five years as shown below:

Performance Period	Vesting Percentage
2014-2016	68%
2013-2015	31%
2012-2014	0%
2011-2013	193%
2010-2012	0%

34 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Results of 2014-2016 Performance Period
We awarded performance share opportunities to our named executive officers on February 14, 2014 for the 2014-2016 performance period. Our total stockholder return for the three-year performance period was 1.15% which corresponded to a percentile ranking of 40% with our 2014 peer group companies, and resulted in 68% vesting of performance shares and dividend equivalents. The named executive officers received the following for the 2014-2016 performance period:

Name	Target Performance Shares (#)	Performance Shares Vested (#)	Dividend Equivalents ($)	Value of Vested Shares and Dividend Equivalents at 2/16/17 ($)[1]
David L. Goodin	33,677	22,900	50,495	654,368
Doran N. Schwartz	8,849	6,017	13,267	171,936
David C. Barney	7,472	5,081	11,204	145,190
Jeffrey S. Thiede	7,866	5,349	11,795	152,848
Martin A. Fritz	None [2]	—	—	—

[1]	Closing share price at February 16, 2017 was $26.37.

[2]	Mr. Fritz joined the company in 2015, therefore was not eligible for award for the 2014-2016 performance period.

2016-2018 Performance Period
On February 11, 2016, for the 2016-2018 performance period, the compensation committee determined the target number of performance shares for each named executive officer by multiplying the named executive officer’s base salary by his target long-term incentive percentage and then dividing by the average of the closing prices of our stock from January 1 through January 22, 2016, which was $17.20 per share. Based on this price, the board of directors, upon recommendation of the compensation committee, awarded the following performance share opportunities to the named executive officers:

Name	Base Salary to Determine Target ($)	Target Long-Term Incentive % (%)	Long-Term Incentive Target ($)	Resulting Number of Performance Share Opportunities (#)
David L. Goodin	755,000	225	1,698,750	98,764
Doran N. Schwartz	380,000	90	342,000	19,883
David C. Barney	406,800	80	325,440	18,920
Jeffrey S. Thiede	425,000	80	340,000	19,767
Martin A. Fritz	400,000	90	360,000	20,930
The named executive officers must retain 50% of the net after-tax performance shares vested pursuant to the long-term incentive award until the earlier of two years from the date the vested shares are issued or the executive’s termination of employment. The compensation committee may also require the executive officer to retain performance shares net of taxes if the executive has not met the stock ownership requirements under the company’s stock ownership policy for executives.
Other Benefits
The company provides post employment benefit plans and programs in which our named executive officers may be participants. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market based benefits package. Our named executive officers participated in the following plans during 2016 which are described below:

Plans	David L. Goodin	Doran N. Schwartz	David C. Barney	Jeffrey S. Thiede	Martin A. Fritz
401(k)	Yes	Yes	Yes	Yes	Yes
Pension	Yes	Yes	No	No	No
Supplemental Income Security Plan	Yes	Yes	Yes	No	No
Non-Qualified Defined Contribution Plan	No	No	No	Yes	Yes

MDU Resources Group, Inc. Proxy Statement 35

Proxy Statement

401(k) Retirement Plan
The named executive officers as well as all employees working a minimum of 1,000 hours per year are eligible to participate in the 401(k) Plan and defer annual income up to the IRS limit. The company provides a match up to 3% of the employee’s elected deferral rate. Contributions and the company match are invested in various funds including company common stock.

In 2010, the company began offering increased company contributions to our 401(k) plan in lieu of pension plan contributions. For non-bargaining unit employees hired after 2006, the added retirement contribution is 5% of plan eligible compensation. For participants hired prior to 2006, the added retirement contributions are based on the participant’s age as of December 31, 2009. The retirement contribution is 11.5% for Mr. Goodin, 10.5% for Mr. Schwartz, and 5% for Messrs. Barney, Thiede, and Fritz. These amounts may be reduced in accordance with the provisions of the 401(k) plan to meet IRS limits.
Pension Plans
Effective in 2006, the defined benefit pension plans were closed to new non-bargaining unit employees and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the company’s pension plans, please refer to the section entitled “Pension Benefits for 2016.”
Supplemental Income Security Plan
We offer certain key managers and executives benefits under a nonqualified retirement plan, referred to as the Supplemental Income Security Plan (SISP). The SISP provides participants with additional retirement income and death benefits. Effective February 11, 2016, the SISP was amended so no new participants will be added to the plan and current benefit levels are frozen for existing participants. For further details regarding the company’s SISP, please refer to the section entitled “Pension Benefits for 2016.” Named executive officers participating in the SISP are Messrs. Goodin, Schwartz, and Barney.
The following table reflects our named executive officers’ SISP benefits as of December 31, 2016:

Name	SISP Benefits
	Annual Death Benefit ($)	Annual Retirement Benefit ($)
David L. Goodin	552,960	276,480
Doran N. Schwartz	262,464	131,232
David C. Barney	262,464	131,232
Jeffrey S. Thiede	—	—
Martin A. Fritz	—	—
Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan (NQDCP) effective January 1, 2012, to provide retirement and deferred compensation for a select group of management or highly compensated employees. The compensation committee, upon recommendation from the CEO, determines which employees will participate in the NQDCP and the amount of contributions for any year. After satisfying a vesting requirement for each contribution, distributions will be made to the executive in accordance with the terms of the plan commencing upon the later of separation from service or age 65. For further details regarding the company’s NQDCP, please refer to the section entitled “Nonqualified Deferred Compensation for 2016.”
For 2016, the compensation committee selected and approved contributions of $100,000 each to Mr. Thiede and Mr. Fritz. The contribution awarded to Mr. Thiede represents 23.5% of his base salary at December 31, 2015 and recognized his strong leadership at the construction services segment, which delivered a favorable return on invested capital in comparison to the median return on invested capital of similar companies in the peer group. The contribution awarded to Mr. Fritz represents 25% of his base salary at December 31, 2015 and recognized his performance in revitalizing the pipeline & midstream segment, pursuing new opportunities, and steps taken to control costs and align the operations of the refinery in 2015.
Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation to $1 million paid to certain officers as a business expense in any tax year unless the compensation qualifies as performance-based compensation under Section 162(m). Generally,

36 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

long-term incentive compensation and annual incentive awards for our CEO and those executive officers whose overall compensation is likely to exceed $1 million are structured to be deductible for purposes of Section 162(m). All incentive compensation in excess of $1 million paid to our named executive officers in 2016 satisfied the requirements for deductibility.
The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Financial Accounting Standards Board 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executives participating in our Long-Term Performance-Based Incentive Plan are required within five years of appointment or promotion into an executive level to own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations. Unvested performance shares are not considered in ownership calculations. The level of stock ownership compared to the ownership requirements is determined based on the closing sale price of our stock on the last trading day of the year and base salary at December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary as of December 31, 2016:

Name	Ownership Policy Multiple of Base Salary within 5 Years	Actual Holdings as a Multiple of Base Salary as of 12/31/2016	Ownership requirement must be met by:
David L. Goodin	4X	3.26	1/1/2018
Doran N. Schwartz	3X	3.81	Ownership requirement met
David C. Barney	3X	0.61	1/1/2019
Jeffrey S. Thiede	3X	0.20	1/1/2019
Martin A. Fritz	3X	—	1/1/2020
Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer an annual incentive, we credit the deferral with interest at a rate determined by the compensation committee. For 2016, the committee chose to use an interest rate of 4.5% based on an average of the Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” and “Baa” rated companies. The compensation committee’s reasons for using this interest rate recognized incentive deferrals are a low-cost source of capital for the company and are unsecured obligations and, therefore, carry a higher risk to the executives.
Clawback
In February 2016, we amended our Long-Term Incentive Plan and Executive Incentive Compensation Plan sections regarding the repayment of incentive compensation due to accounting restatements, commonly referred to as a clawback policy. The compensation committee may, or shall if required, take action to recover incentive-based compensation from specific executives in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirements under the securities laws.
Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the section entitled “Security Ownership” for our policy on margin accounts and pledging of our stock.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K,
Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.
Thomas Everist, Chairman
Karen B. Fagg
William E. McCracken
Patricia L. Moss

MDU Resources Group, Inc. Proxy Statement 37

Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2016

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)[1]	Stock Awards ($) (e)[2]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)

David L. Goodin	2016	755,000	—	1,441,954	—	1,055,490	218,301	[3]	40,246	[4]	3,510,991
President and CEO	2015	755,000	—	1,386,992	—	376,745	—		39,411		2,558,148
	2014	685,000	—	1,385,135	—	830,915	631,901		38,686		3,571,637

Doran N. Schwartz	2016	380,000	6,175	290,292	—	345,306	77,084	[3]	35,772	[4]	1,134,629
Vice President	2015	380,000	—	279,228	—	123,253	—		35,571		818,052
and CFO	2014	360,000	—	363,959	—	163,080	273,974		34,956		1,195,969

David C. Barney	2016	406,800	—	276,232	—	593,114	77,565	[3]	22,905	[4]	1,376,616
President and CEO of	2015	395,000	—	225,739	—	637,588	9,530		22,556		1,290,413
Knife River	2014	—	—	—	—	—	—		—		—
Corporation

Jeffrey S. Thiede	2016	425,000	—	288,598	—	489,600	—		122,708	[4]	1,325,906
President and CEO of	2015	425,000	—	242,902	—	161,857	—		172,506		1,002,265
MDU Construction	2014	400,000	—	323,529	—	730,150	—		96,481		1,550,160
Services Group, Inc.

Martin A. Fritz	2016	400,000	52,520	305,578	—	363,480	—		121,670	[4]	1,243,248
President and CEO of	2015	—	—	—	—	—	—		—		—
WBI Energy, Inc.	2014	—	—	—	—	—	—		—		—

[1]
Amounts shown represent the incentive compensation determined by the compensation committee for the optimum refining production performance measure for 2016 due to the unforeseen economic conditions which lead to the sale of Dakota Prairie Refining, LLC. See “Annual Incentives” in the section entitled “Compensation Discussion and Analysis” for further information.

[2]
Amounts in this column represent the aggregate grant date fair value of performance share award opportunities at target calculated in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts were calculated using the Monte Carlo simulation, as described in Note 10 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. For 2016, the total aggregate grant date fair value of performance share award opportunities assuming the highest level of payout would be as follows:

Name	Aggregate grant date fair value at highest payout ($)
David L. Goodin	2,883,909
Doran N. Schwartz	580,584
David C. Barney	552,464
Jeffrey S. Thiede	577,196
Martin A. Fritz	611,156

[3]
Amounts shown for 2016 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan, SISP, and Excess SISP, collectively referred to as the “accumulated pension change,” plus above-market earnings on deferred annual incentives as of December 31, 2016.

Name	Accumulated Pension Change ($)	Above Market Interest ($)
David L. Goodin	215,917	2,384
Doran N. Schwartz	77,084	—
David C. Barney	77,565	—

38 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

4     All Other Compensation is comprised of:

Name	401(k) ($)[a]	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Nonqualified Defined Contribution Plan ($)	Total ($)
David L. Goodin	38,425	621	1,200	—	40,246
Doran N. Schwartz	35,000	472	300	—	35,772
David C. Barney	21,200	505	1,200	—	22,905
Jeffrey S. Thiede	21,200	528	980	100,000	122,708
Martin A. Fritz	21,173	497	—	100,000	121,670
[a]	Represents company contributions to the 401(k) plan, which includes matching contributions and retirement contributions made after the pension plans were frozen at December 31, 2009.
Grants of Plan-Based Awards in 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
David L. Goodin	2/11/2016	[1]	188,750	755,000	1,510,000	—	—	—	—
	2/11/2016	[2]	—	—	—	19,753	98,764	197,528	1,441,954
Doran N. Schwartz	2/11/2016	[3]	61,750	247,000	494,000	—	—	—	—
	2/11/2016	[2]	—	—	—	3,977	19,883	39,766	290,292
David C. Barney	2/11/2016	[1]	76,275	305,100	732,240	—	—	—	—
	2/11/2016	[2]	—	—	—	3,784	18,920	37,840	276,232
Jeffrey S. Thiede	2/11/2016	[1]	79,688	318,750	765,000	—	—	—	—
	2/11/2016	[2]	—	—	—	3,953	19,767	39,534	288,598
Martin A. Fritz	2/11/2016	[3]	65,000	260,000	520,000	—	—	—	—
	2/11/2016	[2]	—	—	—	4,186	20,930	41,860	305,578

[1]	Annual incentive for 2016 granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.

[2]	Performance shares for the 2016-2018 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.

[3]	Annual incentive for 2016 granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.

Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table
Annual Incentive
The compensation committee recommended the 2016 annual incentive award opportunities for our named executive officers and the board approved these opportunities at its meeting on February 11, 2016. The award opportunities at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively, of the Grants of Plan-Based Awards table. The actual amount paid with respect to 2016 performance is reflected in column (g) of the Summary Compensation Table.
As described in “Annual Incentives” in the section entitled “Compensation Discussion and Analysis,” payment of annual award opportunities is dependent upon achievement of performance measures; actual payout may range from 0% to 200% of the target except for the construction materials & contracting and construction services segments which may range from 0% to 250% for achievement of certain performance measures.

MDU Resources Group, Inc. Proxy Statement 39

Proxy Statement

Messrs. Goodin, Barney, and Thiede received their 2016 annual incentive award opportunities pursuant to the Long-Term Performance-Based Incentive Plan. To be eligible to receive a payment, they must remain employed by the company through December 31, 2016. The performance measures associated with their annual incentive may not be adjusted if the adjustment would increase their annual incentive award payment, unless the compensation committee determined and established the adjustment in writing within 90 days of the beginning of the performance period. The compensation committee may at its sole discretion use negative discretion based on subjective or objective measures and adjust any annual incentive award payment downward.
Messrs. Schwartz and Fritz were awarded their annual incentive opportunities pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan. Under the Executive Incentive Compensation Plan, executives who retire during the year at age 65 remain eligible to receive an award, but executives who terminate employment for other reasons are not eligible for an award. The committee generally does not modify the performance measures; however, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance measures, the committee, in consultation with the CEO, may modify the performance measures. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2016 incentive plan performance measures and results, see “Annual Incentives” in the section entitled “Compensation Discussion and Analysis.”
Long-Term Incentive
The compensation committee recommended long-term incentive award opportunities for the named executive officers in the form of performance shares, and the board approved the award opportunities at its meeting on February 11, 2016. The long-term incentive opportunities are presented as the number of performance shares at threshold, target, and maximum in columns (f), (g), and (h) of the Grants of Plan-Based Awards table. The value of the long-term performance-based incentive opportunities is based on the aggregate grant date fair value and is reflected in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards table.
Depending on our 2016-2018 total stockholder return compared to the total three-year stockholder returns of our peer group companies, executives will receive from 0% to 200% of the target awards in February 2019. We also will pay dividend equivalents in cash on the number of shares actually vested for the performance period. The dividend equivalents will be paid in 2019 at the same time as the performance share awards vest. In the event the company’s 2016-2018 total stockholder return is negative, the number of shares that would otherwise vest for the performance period will be reduced from 50% to 100%. For further discussion of the specific long-term incentive plan, see “Long-Term Incentives” in the section entitled “Compensation Discussion and Analysis.”
Nonqualified Defined Contribution Plan
The compensation committee selects participants and approves contributions to the Nonqualified Defined Contribution Plan based on recommendations from the CEO. The purpose of the plan is to recognize outstanding performance coupled with enhanced retention as the Nonqualified Defined Contribution Plan requires a vesting period. The amount shown in column (i) - All Other Compensation of the Summary Compensation Table includes contributions of $100,000 each for Messrs. Thiede and Fritz. For further information, see the section entitled “Nonqualified Deferred Compensation for 2016.”
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
David L. Goodin	755,000	—	3,510,991	21.5%
Doran N. Schwartz	380,000	6,175	1,134,629	34.0%
David C. Barney	406,800	—	1,376,616	29.6%
Jeffrey S. Thiede	425,000	—	1,325,906	32.1%
Martin A. Fritz	400,000	52,520	1,243,248	36.4%

40 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2016

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[1]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
David L. Goodin	—	—	375,533	10,804,084
Doran N. Schwartz	—	—	77,671	2,234,595
David C. Barney	—	—	68,802	1,979,434
Jeffrey S. Thiede	—	—	72,676	2,090,889
Martin A. Fritz	—	—	70,742	2,035,247
1   Below is a breakdown by year of the outstanding performance share plan awards:

	2014 Award	2015 Award	2016 Award	Total
Performance Period End	12/31/2016	12/31/2017	12/31/2018
David L. Goodin	33,677	144,328	197,528	375,533
Doran N. Schwartz	8,849	29,056	39,766	77,671
David C. Barney	7,472	23,490	37,840	68,802
Jeffrey S. Thiede	7,866	25,276	39,534	72,676
Martin A. Fritz	—	28,882	41,860	70,742
Shares for the 2014 award are shown at the target level (100%) based on results for the 2014-2016 performance cycle between threshold and target.
Shares for the 2015 award are shown at the maximum level (200%) based on results for the first two years of the 2015-2017 performance cycle above target.
Shares for the 2016 award are shown at the maximum level (200%) based on results for the first year of the 2016-2018 performance cycle above target.
2   Value based on the number of performance shares reflected in column (i) multiplied by $28.77, the year-end per share closing stock price for 2016.

While for purposes of the Outstanding Equity Awards at Fiscal Year End 2016 table, the number of shares and value shown for the 2014-2016 performance cycle is at 100% of target, the actual results for the performance period certified by the compensation committee and approved by the board of directors on February 16, 2017 resulted in vesting at 68% of target. For further information, see “Long-Term Incentives” in the section entitled “Compensation Discussion and Analysis.”
Option Exercises and Stock Vested During 2016

Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)[1]	Value Realized on Vesting ($) (e)[2]
David L. Goodin	13,264	244,787
Doran N. Schwartz	3,661	67,564
David C. Barney	—	—
Jeffrey S. Thiede	—	—
Martin A. Fritz	—	—
[1]	Reflects performance shares for the 2013-2015 performance period that vested on December 31, 2015, and were approved February 11, 2016.
[2]	Reflects the value of vested performance shares based on the closing stock price of $16.31 per share on February 11, 2016, and the dividend equivalents paid on the vested shares.

MDU Resources Group, Inc. Proxy Statement 41

Proxy Statement

Pension Benefits for 2016

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)[1]	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
David L. Goodin	Pension	26	1,107,307	—
	Basic SISP [2]	10	2,285,113	—
	Excess SISP [3]	26	36,888	—

Doran N. Schwartz	Pension	4	110,012	—
	Basic SISP [2]	9	821,142	—
	Excess SISP [3]	n/a	—	—

David C. Barney	Pension [3]	n/a	—	—
	Basic SISP [2]	10	1,383,697	—
	Excess SISP [3]	n/a	—	—

Jeffrey S. Thiede	Pension [3]	n/a	—	—
	Basic SISP [3]	n/a	—	—
	Excess SISP [3]	n/a	—	—

Martin A. Fritz	Pension [3]	n/a	—	—
	Basic SISP [3]	n/a	—	—
	Excess SISP [3]	n/a	—	—

[1]
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the Basic SISP reflects the years toward full vesting of the benefit which is 10 years. Years of credited service related to Excess SISP reflects the same number of credited years of services as the pension plan.

[2]
The present value of accumulated benefits for the Basic SISP assumes the named executive officer would be fully vested in the benefit on the benefit commencement date; therefore, no reduction was made to reflect actual vesting levels.

[3]
Messrs. Barney, Thiede, and Fritz are not eligible to participate in the pension plans. Messrs. Thiede and Fritz do not participate in the SISP. Mr. Goodin is the only named executive officer eligible to participate in the Excess SISP

The amounts shown for the pension plan, Basic SISP, and Excess SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2016, calculated using:

•	a 3.54% discount rate for the Basic SISP and Excess SISP;

•	a 3.80% discount rate for the pension plan;

•	the Society of Actuaries RP-2014 Adjusted to 2006 Total Dataset Mortality with Scale MP-2016 for post-retirement mortality; and

•	no recognition of future salary increases or pre-retirement mortality.
The actuary assumed a retirement age of 60 for the pension, Basic SISP, and Excess SISP benefits and assumed retirement benefits commence at age 60 for the pension and 65 for Basic and Excess SISP benefits.
Pension Plan
The MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (pension plan) applies to employees hired before 2006 and was amended to cease benefit accruals as of December 31, 2009. The benefits under the pension plan are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The Supplemental Income Security Plan (SISP), a defined benefit nonqualified retirement plan, is offered to select key managers and executives. SISP benefits are determined by reference to levels defined within the plan. Our compensation committee, after receiving recommendations from our CEO, determined each participant’s level within the plan. On February 11, 2016, the SISP plan was amended so no new participants would be added to the plan and current benefit levels were frozen for existing participants.

42 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Basic SISP Benefits
Basic SISP is a supplemental retirement benefit intended to augment the retirement income provided under the pension plans. The Basic SISP benefits are subject to the following ten-year vesting schedule:

•	0% vesting for less than three years of participation;

•	20% vesting for three years of participation;

•	40% vesting for four years of participation; and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for ten years of participation.
Participants can elect to receive the Basic SISP as:

•	monthly retirement benefits only;

•	monthly death benefits paid to a beneficiary only; or

•	a combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
Basic SISP benefits vested as of December 31, 2004, are grandfathered under Section 409A of the Internal Revenue Code (Section 409A) and are subject to the SISP provisions then in effect. Typically, the grandfathered Section 409A SISP benefits are paid over 15 years, with benefits commencing when the participant attains age 65 or when the participant retires if they work beyond age 65. Basic SISP benefits vesting after December 31, 2004 are governed by amended provisions in the plan intended to comply with Section 409A. The SISP benefits for key employees as defined by Section 409A commence six months after the participant attains age 65 or when the participant retires if they work beyond age 65. The benefits are paid over a 173 month period where the first payment includes the equivalent of six-months of payments plus interest equal to one-half of the annual prime interest rate on the participant’s last date of employment.
The following are Messrs. Goodin and Barney’s benefits under the grandfathered provision and those subject to Section 409A.

	Grandfathered ($)	Subject to §409A ($)	Total ($)
David L. Goodin	247,951	2,037,162	2,285,113
David C. Barney	339,092	1,044,605	1,383,697
Excess SISP Benefits
Excess SISP is an excess retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans. Excess SISP benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the pension plans. Participants are only eligible for the Excess SISP benefits if the participant is fully vested under the pension plan, their employment terminates prior to age 65, and benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation.

In 2009, the SISP was amended to limit eligibility for the Excess SISP benefit. Mr. Goodin is the only named executive officer eligible for the Excess SISP benefit and must remain employed with the company until age 60 in order to receive the benefit. Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65.
Both Basic and Excess SISP benefits are forfeited if the participant’s employment is terminated for cause.

MDU Resources Group, Inc. Proxy Statement 43

Proxy Statement

Nonqualified Deferred Compensation for 2016
Deferred Annual Incentive Compensation
Executives participating in the annual incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined annually by the compensation committee. The interest rate in effect for 2016 was 4.5% based on an average of the Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” and “Baa” rated companies. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was earned. The amounts are paid in accordance with the participant’s election in either a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts deferred would immediately become payable. For purposes of deferred annual incentive compensation, a change of control is defined as:

•	an acquisition during an 12-month period of 30% or more of the total voting power of our stock;

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;

•
replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. The compensation committee determines the amount of employer contributions under the Nonqualified Defined Contribution Plan and the obligations under the plan constitute an unsecured promise of the company to make such payments. The company credits contributions to plan accounts which capture the hypothetical investment experience based on the participant’s elections which individually vest four years after each contribution in accordance with the terms of the plan. Amounts shown as aggregate earnings in the table below for Messrs. Thiede and Fritz reflect the change in investment value at market rates. Participants may elect to receive their vested contributions and investment earnings either in a lump sum upon separation from service with the company or in annual installments over a period of years upon the later of (i) separation from service and (ii) age 65. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.
The table below includes individual contributions from deferrals of annual incentive compensation and company contributions under the Nonqualified Defined Contribution Plan:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

David L. Goodin	188,373	—	7,305	—	195,677	[1]
Doran N. Schwartz	—	—	—	—	—
David C. Barney	—	—	—	—	—
Jeffrey S. Thiede	—	100,000	28,044	—	396,929	[2]
Martin A. Fritz	—	100,000	13,936	—	211,748	[2]

[1]	Mr. Goodin deferred 50% of his 2015 annual incentive compensation which was $376,745 as reported in the Summary Compensation Table for 2015.
[2]
Messrs. Thiede and Fritz each received $100,000 under the Nonqualified Defined Contribution Plan for 2016. Mr. Thiede’s balance also includes contributions of $150,000 for 2015, $75,000 for 2014, and $33,000 for 2013. Mr. Fritz’s balance includes contributions of $100,000 for 2015. Each of these amounts is reported in column (i) of the Summary Compensation Table in the Proxy Statement for its respective year, where applicable.

44 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change of Control
The Potential Payments upon Termination or Change of Control table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change of control. For the named executive officers, the information assumes the terminations or the change of control occurred on December 31, 2016.
The table excludes compensation and benefits that our named executive officers would have already earned during their employment with us whether or not a termination or change of control event had occurred or provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include nonqualified defined contribution or deferred annual compensation amounts which are shown and explained in the Nonqualified Deferred Compensation for 2016 table.
Compensation
Upon a change of control, annual incentives granted under our Long-Term Performance-Based Incentive Plan (LTIP) would vest at target and be paid in cash. Messrs. Goodin, Barney, and Thiede were awarded their annual incentives for 2016 under the LTIP and would receive the value of their annual incentive compensation at the target amount under the change of control scenarios. No amounts are shown for annual incentives in the tables for Messrs. Goodin, Barney, and Thiede under termination scenarios, as they would be eligible to receive their annual incentives at the level of performance measures were achieved for the performance period regardless of termination scenarios occurring on December 31, 2016.

Messrs. Schwartz and Fritz were granted their annual incentive awards under the Executive Incentive Compensation Plan (EICP) which has no change of control provision in regards to annual incentive compensation other than for deferred compensation and requires participants to remain employed with the company through the service year to be eligible for a payout. No amounts are shown for annual incentives in the tables for Messrs. Schwartz and Fritz, as they would be eligible to receive their annual incentive at the level performance measures were achieved for the performance period regardless of termination or change of control scenarios occurring on December 31, 2016.

Upon a change of control, performance share awards under the LTIP would be deemed fully earned and vest at their target levels for all named executive officers. For this purpose, the term “change of control” is defined in the LTIP as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock;

•	a majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members;

•
consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors; or

•	stockholder approval of our liquidation or dissolution.
For termination scenarios, performance share awards are forfeited if the participant’s employment terminates for any reason before the participant has reached age 55 and completed 10 years of service. If a participant’s employment is terminated other than for cause after reaching age 55 and completing 10 years of service, performance shares are prorated as follows:

•	termination of employment during the first year of the performance period = shares are forfeited;

•	termination of employment during the second year of the performance period = performance shares earned are prorated based on the number of months employed during the performance period; and

•	termination of employment during the third year of the performance period = full amount of any performance shares earned are received.

MDU Resources Group, Inc. Proxy Statement 45

Proxy Statement

Based on the above criteria, the named executive officers would earn performance shares upon termination or a change of control as follows:

	David L. Goodin	Doran N. Schwartz	David C. Barney	Jeffrey S. Thiede	Martin A. Fritz
As of December 31, 2016, has the participant reached age 55 and have 10 years of service?	Yes	No	Yes	No	No
Performance Share Cycle 2014-2016	Fully Earned	Forfeited	Fully Earned	Forfeited	Forfeited
Performance Share Cycle 2015-2017	Prorated	Forfeited	Prorated	Forfeited	Forfeited
Performance Share Cycle 2016-2018	Forfeited	Forfeited	Forfeited	Forfeited	Forfeited
For purposes of calculating the performance share value, the number of vesting shares was multiplied by the closing stock price for the last market day of the year, which was December 30, 2016. Dividend equivalents based on the number of vesting shares are also included in the amounts presented.
Benefits and Perquisites
Basic SISP benefits presented in the table represent the present value of vested Basic SISP as of December 31, 2016 commencing at age 65 and payable for 15 years. Only Messrs. Goodin, Schwartz, and Barney are eligible for Basic SISP benefits. Present value was determined using a 3.54% discount rate. The terms of the Basic SISP benefit are described following the Pension Benefits for 2016 table. In the event of death, Messrs. Goodin, Schwartz, and Barney’s beneficiaries would receive monthly death benefit payments for 15 years.
The monthly SISP retirement and death benefits used in the present value calculations were:

	Monthly SISP Retirement Payment ($)	Monthly SISP Death Payment ($)
David L. Goodin	23,040	46,080
Doran N. Schwartz	8,744	21,872
David C. Barney	9,125	21,872
The Basic SISP amounts under a disability scenario as shown for Messrs. Schwartz and Barney reflect credit for an additional year of vesting of their 2014 SISP upgrades which would result in full vesting of the upgrade.
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees when calculating benefits. For all eligible employees, disability payments continue until age 65 if disability occurs at or before age 60 and for five years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The disability amounts in the table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Messrs. Goodin and Schwartz, who participate in the pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 3.8%. Because Mr. Goodin’s retirement benefit is greater than the disability benefit, the amount shown is zero. For Messrs. Barney, Thiede, and Fritz, who do not participate in the pension plan, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 3.54% which is associated with the SISP plan which is considered a reasonable rate for purposes of the calculation.
Severance
The compensation committee generally considers providing severance benefits on a case-by-case basis. Because severance payments are at the discretion of the compensation committee, no amounts are presented in the tables with the exception of Mr. Fritz. Mr. Fritz’s offer letter provided for a lump sum payment if his employment terminates during the two years after his date of hire as a result of: (1) a change of control of the company; (2) the company divests WBI Holdings, Inc. or a significant portion of its assets; (3) a material diminution of his authority or job duties and/or a change to whom he reports; or (4) a reduction in his base salary other than a reduction in base salary imposed on all senior officers.

46 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change of Control Table

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
David L. Goodin
Compensation:
Annual Incentive	—	—	—	—	755,000	755,000
Performance Shares	2,498,923	2,498,923	2,498,923	2,498,923	6,142,835	6,142,835
Benefits and Perquisites:
Basic SISP	2,283,801	2,283,801	—	2,283,801	2,283,801	—
SISP Death Benefits	—	—	6,447,100	—	—	—
Disability Benefits	—	—	—	—	—	—
Total	4,782,724	4,782,724	8,946,023	4,782,724	9,181,636	6,897,835
Doran N. Schwartz
Compensation:
Annual Incentive	—	—	—	—	—	—
Performance Shares	—	—	—	—	1,300,761	1,300,761
Benefits and Perquisites:
Basic SISP	659,072	659,072	—	824,254	659,072	—
SISP Death Benefits	—	—	3,060,134	—	—	—
Disability Benefits	—	—	—	713,381	—	—
Total	659,072	659,072	3,060,134	1,537,635	1,959,833	1,300,761
David C. Barney
Compensation:
Annual Incentive	—	—	—	—	305,100	305,100
Performance Shares	468,381	468,381	468,381	468,381	1,145,462	1,145,462
Benefits and Perquisites:
Basic SISP	1,141,490	1,141,490	—	1,368,036	1,141,490	—
SISP Death Benefits	—	—	3,060,134	—	—	—
Disability Benefits	—	—	—	275,389	—	—
Total	1,609,871	1,609,871	3,528,515	2,111,806	2,592,052	1,450,562
Jeffrey S. Thiede
Compensation:
Annual Incentive	—	—	—	—	318,750	318,750
Performance Shares	—	—	—	—	1,209,696	1,209,696
Benefits and Perquisites:
Disability Benefits	—	—	—	506,165	—	—
Total	—	—	—	506,165	1,528,446	1,528,446
Martin A. Fritz
Compensation:
Annual Incentive	—	—	—	—	—	—
Performance Shares	—	—	—	—	1,054,943	1,054,943
Benefits and Perquisites:
Disability Benefits	—	—	—	600,673	—	—
Severance	—	500,000	—	—	500,000	—
Total	—	500,000	—	600,673	1,554,943	1,054,943

MDU Resources Group, Inc. Proxy Statement 47

Proxy Statement

AUDIT MATTERS
ITEM 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
The audit committee at its February 2017 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2017, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:

•
Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;

•	the quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;

•	Deloitte & Touche LLP’s independence;

•
the quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;

•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and

•
the appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.

Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, is in the best interests of our company and its stockholders.
The audit committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period in 2017, at the audit committee’s instruction, Deloitte & Touche LLP selected candidates to be considered for the lead engagement partner role, who were then interviewed by members of our company’s senior management. After considering the candidates recommended by Deloitte & Touche LLP,

48 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

senior management made a recommendation to the audit committee regarding the new engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the audit committee chair interviewed the leading candidate, and the audit committee then considered the appointment and voted as an audit committee on the selection. The change in lead engagement partner after the current five-year rotation period occurred in February 2017.
Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2016 and 2015:

	2016	2015
Audit Fees [a]	$2,526,900	$2,755,400
Audit-Related Fees [b]	16,710	437,979
Tax Fees [c]	—	36,400
All Other Fees [d]	3,087	47,569
Total Fees [e]	$2,546,697	$3,277,348
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0.1%	2.6%

[a]
Audit fees for 2016 and 2015 consisted of fees for services rendered for the audit of our annual financial statements, reviews of quarterly financial statements, subsidiary, statutory and regulatory audits, filing a Form S-8 Registration Statement (2016), and discontinued operations for Dakota Prairie Refining, LLC (DPR) (2016).

[b]
Audit-related fees for 2016 and 2015 are associated with accounting research assistance, Intermountain Gas Company public utility review (2016), agreed upon procedures associated report for Knife River Corporation’s JTL Group, Inc. (Wyoming) (2015), and due diligence work associated with a potential acquisition (2015).

[c]
Tax fees for 2015 include the preparation of federal and state tax returns for DPR. The fees associated with DPR were paid by DPR, but are included in this table because DPR was considered a variable interest entity with respect to MDU Resources Group, Inc. and is consolidated in its financial statements.

[d]
All other fees for 2016 are associated with a pollution control project at Big Stone electric generating facility. All other fees for 2015 are associated with a cost segregation study and research on R&D credits, in each case for DPR. The fees associated with DPR were paid by DPR, but are included in this table because DPR was considered a variable interest entity with respect to MDU Resources Group, Inc. and consolidated in its financial statements.

[e]	Total fees reported above include out-of-pocket expenses related to the services provided of $350,000 for 2016 and $382,965 for 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2016 in accordance with the pre-approval policy and procedures the audit committee adopted in 2003. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, Dennis W. Johnson, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.

MDU Resources Group, Inc. Proxy Statement 49

Proxy Statement

AUDIT COMMITTEE REPORT
In connection with our financial statements for the year ended December 31, 2016, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm (the “Auditors”) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and (3) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the audit committee concerning independence, and has discussed with the Auditors their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Dennis W. Johnson, Chairman
Mark A. Hellerstein
A. Bart Holaday
John K. Wilson

50 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

OTHER MATTERS
ITEM 5. ADVISORY VOTE TO APPROVE AN AMENDMENT TO THE COMPANY’S BYLAWS TO ADOPT AN EXCLUSIVE FORUM FOR INTERNAL CORPORATE CLAIMS
Description of the Amendment
On November 17, 2016, the board approved an amendment (the “Amendment”) to the company’s bylaws adding a new Section 7.09 which provides that Internal Corporate Claims (as defined in the Amendment) may only be brought in Delaware courts. Stockholder ratification of the Amendment is not required under Delaware law, our bylaws, or otherwise. The board believes, however, that a stockholder vote on this matter is appropriate because of the importance of this issue. For the reasons described below, the board recommends that stockholders vote in favor of the proposal to ratify the Amendment. Broker non-vote shares are not entitled to vote on this item and, therefore, are not counted in the vote. The full text of the Amendment is set forth below and on Exhibit A to this Proxy Statement.
7.09 Forum Selection.
(a) Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.
(b) Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 7.09(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder (including in the right of the Corporation), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 7.09(a) and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Purposes of the Amendment
The Amendment’s requirement to bring internal litigation claims in Delaware avoids the waste of corporate assets that would arise from litigation of the same claims in multiple jurisdictions.
Public companies, particularly if involved in merger and acquisition transactions, are often targeted in litigation brought purportedly on behalf of stockholders in multiple jurisdictions with respect to similar, if not identical, corporate claims. The company has historically entered into a number of merger and acquisition transactions to foster growth at its business segments. Although the company has not yet faced internal corporate claims arising from these transactions, a forum selection bylaw would avoid such multi-jurisdiction litigation and the waste of corporate assets and diversion of management time that results from litigating essentially duplicative cases in multiple jurisdictions. By requiring internal corporate claims to be brought in a single jurisdiction, a forum selection bylaw serves the interests of stockholders in resolving claims efficiently and without the waste of financial and other resources that are better devoted to the company’s business.
The Delaware Courts designated by the Amendment can provide the most authoritative and efficient resolution of internal corporate claims.
Because the company, like many public companies, is incorporated in Delaware, the law applicable to any internal corporate claims would be the Delaware General Corporation Law. By requiring corporate claims to be brought in Delaware courts, a forum selection bylaw avoids the risk that Delaware General Corporation Law will be misapplied by a court in another jurisdiction, a risk that would be compounded if internal corporate claims were pending in multiple jurisdictions outside Delaware which could reach inconsistent interpretations. Additionally, Delaware offers a system of specialized chancery courts to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions. This serves the interests of all stockholders in limiting the time, cost, and uncertainty of protracted litigation.

MDU Resources Group, Inc. Proxy Statement 51

Proxy Statement

Approval of the Amendment at this time will discourage potentially harmful litigation practices in the future.
The board believes it is in the best interests of the company’s stockholders to approve the amendment at this time. Following a series of Delaware court decisions upholding similar corporate provisions, the Delaware legislature in June 2015 enacted a law explicitly authorizing Delaware corporations to adopt bylaw provisions designating Delaware courts as the exclusive forum for resolving internal corporate claims. By adopting the forum selection bylaw at this time as authorized by the Delaware courts and the 2015 legislation, and subject to an advisory vote of the stockholders at the 2017 annual meeting, the company can discourage future litigation that is brought in a particular jurisdiction on the basis of tactical maneuvering rather than efficiency and predictable and authoritative outcomes.
For the foregoing reasons, the board of directors believes the Amendment is in the best interests of the company and its stockholders and recommends that stockholders vote in favor of the proposal to ratify the Amendment.

The board of directors recommends a vote “for” the advisory vote to approve an amendment to the company’s bylaws to adopt an exclusive forum for internal corporate claims.
If ratification of the bylaws is not approved by a majority of the shares of common stock represented at the annual meeting and entitled to vote on this item, the board intends to rescind the Amendment. Abstentions will count as votes against the Amendment.

52 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Who can Vote?
Stockholders of record at the close of business on March 10, 2017, are entitled to vote each share they owned on that date on each matter presented at the meeting and any adjournment(s) thereof. As of March 10, 2017, we had 195,304,376 shares of common stock outstanding entitled to one vote per share.

Distribution of our Proxy Materials using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the Securities and Exchange Commission’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about March 24, 2017, we mailed a Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2017 annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via the preferred method. Stockholders who do not receive the Notice will receive a paper copy of our proxy materials, which will be sent on or about March 30, 2017.

How to Vote	You are encouraged to vote in advance of the meeting using one of the following voting methods, even if you are planning to attend the 2017 Annual Meeting of Stockholders.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
Via the Internet: Go to www.proxypush.com/mdu and follow the instructions on the website.
By Telephone: Call 877-536-3553 and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. CDT on May 8, 2017.

By Mail: If you received paper copies of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
In Person: Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting. (See “Notice of Annual Meeting” and “Annual Meeting Admission.”)

Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

See discussion below in the MDU Resources Group, Inc. 401(k) Plan for voting instructions for shares held under our 401(k) plans.
Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.
Registered Stockholders:
●
If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by voting by ballot at the meeting, or by giving written notice of revocation to the corporate secretary.

● If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting.
●
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

Beneficial Stockholders: Follow the specific directions provided by your bank, broker, or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your bank, broker, or other holder of record and present it at the meeting.

MDU Resources Group, Inc. Proxy Statement 53

Proxy Statement

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board of directors described in this Proxy Statement.

Voting Standards	A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the meeting.
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.

Approval of each of the other matters on the agenda, other than Item 2, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy during the meeting. For each of these proposals, abstentions have the same effect as “against” votes. For Item 2, the frequency that receives the most votes will be the frequency deemed recommended by our stockholders. Abstentions have no effect on Item 2. If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the selection of our independent registered public accounting firm for 2017. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
1	Election of Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect
2	Advisory Vote To Approve the Frequency of the Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	One year, two years, three years, or abstain	The frequency that receives the most votes will be deemed the frequency recommended by our stockholders	No effect	No effect

3	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

4	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote

5	Advisory Vote to Approve an Amendment to the Company’s Bylaws to Adopt an Exclusive Forum for Internal Corporate Claims	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

54 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Proxy Solicitation
The board of directors is furnishing proxy materials to solicit proxies for use at the Annual Meeting of Stockholders on May 9, 2017 and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of MDU Resources Group, Inc. or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. Okapi Partners, LLC additionally will solicit proxies for approximately $8,000 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

Electronic Delivery of Proxy Statement and Annual Report Documents
For stockholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the company the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

●
Registered Stockholders: If you vote on the Internet at www.proxypush.com/mdu, simply follow the prompts for enrolling in the electronic proxy delivery service. You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.shareowneronline.com or by calling Wells Fargo Stockholder Services at 877-536-3553 to request electronic delivery. You may also revoke an electronic delivery election at this site at any time.

●
Beneficial Stockholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service or contact your bank or broker to request electronic delivery.

Householding of Proxy Materials
In accordance with a Notice sent to eligible stockholders who share a single address, we are sending only one Annual Report to Stockholders and one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Annual Report to Stockholders and Proxy Statement in the future, he or she may contact the Office of the Treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our Annual Report to Stockholders and Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We will promptly deliver, upon written or oral request, a separate copy of the Annual Report to Stockholders and Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

MDU Resources Group, Inc. 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the MDU Resources Group, Inc. 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the MDU Resources Group, Inc. 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board of directors.

Annual Meeting Admission
All stockholders as of the record date of March 10, 2017, are cordially invited and urged to attend the meeting in person. Registered stockholders who receive a full set of proxy materials will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Registered stockholders who receive a Notice and stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should instead: (1) call (701) 530-1000 to request an admission ticket(s), (2) if shares are held in the name of a bank or broker, obtain a statement from their bank or broker showing proof of stock ownership as of March 10, 2017, and (3) present their admission tickets(s), the stock ownership statement, and photo identification, such as a driver’s license, at the annual meeting.

MDU Resources Group, Inc. Proxy Statement 55

Proxy Statement

Conduct of the Meeting
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matters are properly brought before the annual meeting, or any adjournment(s) thereof, your proxies include discretionary authority for the persons named in the proxy to vote or act on such matters in their discretion.

Stockholder Proposals, Director Nominations, and Other Items of Business for 2018 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.  To be included in the proxy materials for our 2018 annual meeting, a stockholder proposal must be received by the corporate secretary no later than November 24, 2017, and must comply with all applicable requirements of Rule 14a-18 under the Securities and Exchange Act of 1934.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2018 Annual Meeting of Stockholders.  Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal at least 90 days prior to the anniversary of the most recent annual meeting. Notice of director nominations or stockholder proposals for our 2018 annual meeting must be received by February 9, 2018, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at http://www.mdu.com/integrity/governance/guidelines-and-bylaws.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2016, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Daniel S. Kuntz
Secretary
March 24, 2017

56 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT A

AMENDMENT TO THE BYLAWS
OF
MDU RESOURCES GROUP, INC.

7.09 Forum Selection.
(a) Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.
(b) Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 7.09(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder (including in the right of the Corporation), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 7.09(a) and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

MDU Resources Group, Inc. Proxy Statement A-1

MDU RESOURCES GROUP, INC.

 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 9, 2017
11:00 a.m. Central Daylight Saving Time

909 Airport Road
Bismarck, ND

1200 West Century Avenue
Mailing Address: P. O. Box 5650 Bismarck, ND 58506-5650 (701) 530-1000
proxy

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on May 9, 2017.
This proxy will also be used to provide voting instructions to John Hancock Trust Company LLC, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.
The undersigned hereby appoints Harry J. Pearce and Daniel S. Kuntz and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Saving Time, May 9, 2017, at the MDU Service Center, 909 Airport Road, Bismarck, ND, and at any adjournment(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy card in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET/MOBILE	TELEPHONE	MAIL
www.proxypush.com/mdu	1-877-536-3553	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided, or return it to MDU Resources Group, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on Monday, May 8, 2017.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on Monday, May 8, 2017.

If you vote by telephone or internet, please do not mail your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” All Nominees.

1.	Election of Directors:		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	01	Thomas Everist	☐	☐	☐	06	Dennis W. Johnson	☐	☐	☐
	02	Karen B. Fagg	☐	☐	☐	07	William E. McCracken	☐	☐	☐
	03	David L. Goodin	☐	☐	☐	08	Patricia L. Moss	☐	☐	☐
	04	Mark A. Hellerstein	☐	☐	☐	09	Harry J. Pearce	☐	☐	☐
	05	A. Bart Holaday	☐	☐	☐	10	John K. Wilson	☐	☐	☐

Please fold here - Do not separate

The Board of Directors Recommends a Vote “FOR 1 YEAR” in Item 2.

2.	Advisory vote to approve the frequency of the vote to approve the compensation paid to the company’s named executive officers.	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

The Board of Directors Recommends a Vote “FOR” Items 3, 4, and 5.

3.	Advisory vote to approve the compensation paid to the company’s named executive officers.			☐	For	☐	Against	☐	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2017.			☐	For	☐	Against	☐	Abstain

5.	Advisory vote to approve an amendment to the company’s bylaws to adopt an exclusive forum for internal corporate claims.			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR 1 YEAR IN ITEM 2, AND FOR ITEMS 3, 4, AND 5.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.